UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 30, 2009
SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)
18061 Fitch
Irvine, CA 92614
(Address of Principal Executive Offices)
(Zip Code)
(949) 955-1250
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Reference is made to the information set forth in Item 8.01 (“Other Events’), below, which is incorporated by reference herein in its entirety.
Item 8.01 Other Events
INTRODUCTORY EXPLANATION
Spectrum Group International, Inc. (together with its subsidiaries, “we”, the “Company” or “SGI”) is a consolidated global trading and collectibles network. We are a trader of precious metals and an auctioneer of stamps, coins and arms, armor and militaria, serving both collectors and dealers. We are also a merchant/dealer of certain collectibles. Our collectibles offerings span the price spectrum from modest to ultra-high end.
We are headquartered in California with approximately 110 employees globally. Our executive offices are located at 18061 Fitch, Irvine, California 92614. Our telephone number is (949) 955-1250 and our website is www.spectrumgi.com. Through this website, we make available free of charge all of our filings with the Securities and Exchange Commission (the “SEC”). In addition, copies of our Code of Ethics for Employees, Code of Ethics for Senior Financial and Other Officers, and Code of Ethics for Directors are available through this website, along with other information regarding our corporate governance policies.
Approximately 66% of the Company’s common stock is owned by Afinsa Bienes Tangibles, S.A. (“Afinsa”), either directly or through its wholly owned subsidiary, Auctentia, S.L. (“Auctentia”). Since September 2003, Afinsa and Auctentia have collectively owned a majority of the Company’s common stock and have had two representatives on the Company’s Board of Directors.
From June 2003 through May 2006, the Company, directly and through its wholly owned subsidiary Central de Compras Collecionables, S.A. (“CdC”), acted as the exclusive supplier of collectibles — primarily philatelic material — to Afinsa. This supply arrangement terminated in May 2006, when Spanish judicial authorities shut down the operations of Afinsa and began an investigation related to alleged criminal wrongdoing by Afinsa and certain of its executives. This investigation was later expanded to include several former officers and directors of the Company and is currently ongoing.
In July 2006, Afinsa was placed in insolvency proceedings and three trustees were appointed to oversee its operations. In March 2007, the trustees of Afinsa issued a report on the business and operations of Afinsa (the “Afinsa Report”). Today, Afinsa remains in bankruptcy proceedings.
Between July and December 2006, the Company’s Audit Committee conducted an investigation (the “Audit Committee Investigation”) into the Company’s transactions with Afinsa. Based on the findings of the Audit Committee Investigation, the Company determined that its consolidated financial statements for the fiscal years ended June 30, 2003, 2004 and 2005 (and the related audit reports), and for the first three quarters of the fiscal year ended June 30, 2006, could not be relied upon and needed to be restated to account properly for the Company’s transactions with Afinsa.
In May 2007, the Company’s former accounting firm resigned as its independent registered public accounting firm.
In September 2007, the Company retained BDO Seidman, LLP (“BDO”) as its new independent registered public accounting firm. The scope of BDO’s engagement was not confined to auditing the adjustments for the transactions with Afinsa; rather, the Company’s historical consolidated financial statements for the fiscal years ended June 30, 2004 and 2005 were subject to re-audit. BDO was also engaged to perform an audit of the Company’s consolidated financial statements for the fiscal years ending June 30, 2006, 2007 and 2008.

Through calendar 2007 and most of calendar 2008, the Company worked to complete the re-audits and, in consultation with BDO, to file the Company’s delinquent reports. The Company started with the earliest periods to be restated. In the course of that work, management concluded that additional adjustments to the Company’s consolidated financial statements needed to be made, unrelated to the Afinsa transactions. These adjustments cover a variety of financial statement areas (including revenue recognition), they apply to several of the Company’s operating divisions, and they are material to the Company’s historical consolidated financial statements. In certain cases, adjustments that otherwise might not have been required because they were not material became material as a result of the restatement of the Afinsa transactions. The work to identify, characterize and quantify these adjustments has taken more than a year to date and is ongoing. (More information regarding these adjustments as they relate to the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2008 is set forth in the Notes to Consolidated Financial Statements, starting on page F-7 of this report.)
In late calendar 2008, the Company determined that the work required to prepare the financial records of its North American Philatelic Division for audit for the historical periods would take substantially longer than had been originally forecasted. Accordingly, in order to provide its investors with financial information more quickly, the Company re-focused its efforts on completing the fiscal 2008 audit, with the goal of issuing audited consolidated financial statements for the most recently completed fiscal year, even though the audits and re-audits of the prior years are not yet completed.
At about the same time, and as more fully described below under the caption “Legal Proceedings,” the Company also settled separate actions brought by the SEC and by the Company’s shareholders arising out of its transactions with Afinsa.
The following sets forth the audited consolidated financial statements for the Company as of and for the fiscal year ended June 30, 2008, together with other information that we believe to be material to investors. Although we have included some information that ordinarily is included in an Annual Report on Form 10-K, this report is not a complete Annual Report on Form 10-K, and omits certain important information that must be included in an Annual Report on Form 10-K, including a Management’s Discussion and Analysis. In addition, the financial information included in this report relates only to the Company’s business and results of operations for the fiscal year ended June 30, 2008. The Company’s consolidated financial condition as of June 30, 2009, and results of operations and cash flows for that fiscal year and for future periods, may differ materially from those set forth in this report.
We are continuing to work on our reports for prior periods, and are seeking to become current in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as possible.
The Company faces significant risks and uncertainties. See the disclosure under the headings “Risk Factors” and “Legal Proceedings,” below.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. Factors that could cause our actual results to differ materially from those projected include, but are not limited to, those discussed under the heading captioned “Risk Factors,” and elsewhere in this Current Report on Form 8-K. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.
DESCRIPTION OF BUSINESS
Company Overview
We conduct our operations in two reporting segments: trading and collectibles. (Our reporting segments are defined in Note 1 of the Notes to Consolidated Financial Statements.) For the fiscal year ended June 30, 2008, our trading and collectibles segments represented 94% and 6%, respectively, of our total revenues, and achieved $5,320,000 and $3,258,000, respectively, in operating profit (contributing to a total operating loss for the year of $9,391,000.)
Our trading business is conducted through A-Mark Precious Metals, Inc. (A-Mark”) and its subsidiaries. A-Mark is a full-service precious metals trading company, and an official distributor for many Government Mints throughout the world. Our products include gold, silver, platinum and palladium for storage and delivery in the form of coins, bars, wafers and grain, and our services include financing, leasing, consignment, hedging and various customized financial programs. We own 80% of A-Mark through our 80% ownership interest in Spectrum PMI, Inc., which owns all of the common stock of A-Mark. The remaining 20% of Spectrum PMI is owned by Auctentia.
Our collectibles business operates as an integrated network of leading companies concentrating on philatelic (stamp) and numismatic (coin) materials, and antique arms and armor and historical memorabilia. We have offices and auction houses in the U.S., Europe and Asia. In addition to traditional live auctions, we also conduct Internet and telephone auctions.
Before May 2009, we were known as Escala Group, Inc., and before September 2005, we were known as Greg Manning Auctions, Inc. Greg Manning Auctions was established in 1981 and made its initial public offering in May 1993. In May 2009, we introduced the Spectrum Group International brand name to communicate our goals of becoming a global leader in the collectibles market and of diversifying our business beyond the traditional philatelic and numismatic pursuits for which the Company previously had been best known.
Since 2003, we have been pursuing both an organic and acquisition growth strategy to become a global leader in rare collectibles. Over this time, SGI has completed numerous business acquisitions, each of which has fit one or more of three objectives: 1) expand our market position in a specific core collectibles market; 2) expand our geographic presence in a core market; and 3) enter a new collectibles market. As a result of this strategy, we now serve several collectibles channels and a precious metals trading market.
Our two reporting segments are described more fully below.
Trading
A-Mark, founded in 1965, is a full service precious metals trading company engaged primarily in the wholesale purchase and sale of gold, silver, platinum and palladium in a variety of fabricated forms, including coins and bars. In addition to trading, A-Mark offers its customers a variety of traditional precious metals merchant services including leasing, consignments and hedging. As a U.S. Mint-authorized purchaser of gold, silver and platinum Eagle coinage, A-Mark sources these products directly from the U.S. Mint for sale to its wholesale clientele. In addition to the U.S. Mint, A-Mark also has distributorships with other National Mints, including Canada, Australia, South Africa, China and Austria. Customers of A-Mark include banks, financial institutions, coin dealers, jewelers, collectors, investors, investment advisors, manufacturers, refiners, mints and mines. We acquired A-Mark jointly with Auctentia in July 2005.

Through its subsidiary Collateral Finance Corporation (“CFC”), a licensed California Finance Lender, A-Mark offers loans on precious metals and rare coin and other collectibles collateral to coin dealers, collectors and investors.
A-Mark’s business model is consistent with others in its industry, and comprises numerous purchase and sale transactions daily on which it generally earns gross margins of fractions of one percent.
A-Mark manages the value of certain specific assets and liabilities, including inventories, by employing a variety of strategies. These strategies include the management of exposure to changes in the market values of the Company’s trading inventories through the purchase and sale of a variety of derivative products such as metals forwards and futures.
The Company’s trading inventories and purchase and sale transactions consist primarily of precious metal bearing products. The value of these assets and liabilities is linked to the prevailing price of the underlying precious metals. The Company’s precious metals inventories are subject to market value changes, created by changes in the underlying commodity markets. Inventories purchased or borrowed by the Company outright are subject to price changes. Inventories borrowed are considered natural hedges, since changes in value of the metal held are offset by the obligation to return the metal to the supplier.
Open purchase and sale commitments are subject to changes in value between the date the purchase or sale price is fixed (the trade date) and the date the metal is received or delivered (the settlement date). The Company seeks to minimize the effect of price changes of the underlying commodity through the use of forward and futures contracts.
The Company’s policy is to substantially hedge its inventory position, net of open purchase and sales commitments, that is subject to price risk. The Company regularly enters into metals commodity forward and futures contracts with major financial institutions to hedge price changes that would cause changes in the value of its physical metals positions and purchase commitments and sale commitments. The Company has access to all of the precious metals markets, allowing it to place hedges. However, the Company also maintains relationships with major market makers in every major precious metals dealing center.
Because it seeks to substantially eliminate market exposure in the underlying commodities through the use of hedging instruments, A-Mark believes its business model largely functions independently of the price movement of the underlying commodities. The financial performance of A-Mark in any given time period is driven principally by customer activity.
Credit and position risk limits are set by A-Mark’s management. These limits include gross position limits for counterparties engaged in purchase and sales transactions with A-Mark. They also include collateral limits for different types of purchase and sale transactions that counterparties may engage in from time to time.
While our precious metals trading business is not seasonal, we believe it is directly impacted by the perception of market trends. Historically, anticipation of increases in the rate of inflation, as well as anticipated devaluation of the U.S. dollar, has resulted in higher levels of interest in precious metals as well as higher prices for such metals.
A-Mark has a borrowing facility (“Credit Facility”) with a group of four financial institutions under an intercreditor agreement, which provides for four lines of credit of up to $95,000,000 in total, including a facility for letters of credit up to a maximum of $95,000,000. (This facility was $100,000,000 in fiscal 2008.) A-Mark routinely uses the Credit Facility to purchase metals from its suppliers and for operating cash flow purposes. Amounts under the Credit Facility bear interest based on London Interbank Offered Rate (“LIBOR”) plus a margin. Amounts borrowed under the Credit Facility are secured by A-Mark’s receivables and inventories. The Credit Facility is a demand facility, and any one lender can cancel its portion of the Credit Facility immediately upon written notice.
The Credit Facility agreement contains certain restrictive financial covenants that require A-Mark and SGI to maintain a minimum level of tangible net worth (as defined in the Credit Facility agreement) of $12,500,000 ($10,000,000 at June 30, 2008), as defined. Further, A-Mark is required to maintain a minimum ratio of tangible net worth to liabilities, among other items. During the fiscal year ended June 30, 2008, A-Mark and SGI were in compliance with these covenants. The Credit Facility also limits the ability of A-Mark to pay dividends to the parent company.

The Company also borrows metals from several of its suppliers under short-term agreements bearing interest at a designated rate. Amounts under these agreements are due at maturity and require repayment either in the form of cash or equivalent metals borrowed.
CFC started doing business in 2005. All loans made by CFC are collateralized by the delivery to us of precious metals, coins or other collectibles, with loan to value ratios (principal loan amount divided by the “liquidation value”, as conservatively estimated by the Company’s management, of the collateral) of 50% to 90%. These loans are both variable and fixed interest rate loans, with maturities from three to twelve months. These short term loans bear interest at a rate based on the prevailing rate at the time the loan is made. CFC routinely performs an analysis of the expected collectability of customer notes receivable based on several factors, including the age and extent of significant past due amounts, economic conditions or trends that may adversely affect the ability of customers to pay those notes and the value of the collateral securing the repayment of the outstanding balances and may establish an allowance for possible losses on those notes based on those analyses. The Credit Facility provides funding for eligible CFC loans up to a maximum of $10,000,000.
On March 28, 2008, A-Mark (together with Spectrum Numismatics International, Inc., one of our collectibles subsidiaries) entered into a joint venture with a marketing firm and contributed $450,000 for a 50% ownership in the joint venture. The joint venture, which is consolidated with the Company for financial reporting purposes, was formed for the purpose of purchasing, marketing, distributing and selling 2010 Vancouver Winter Olympic Bullion Coins and Olympic Commemorative Coins and other products. The joint venture terminates on June 30, 2011.
Supplier and Customer Concentration
A-Mark buys a majority of its precious metals from a limited number of suppliers. For the fiscal year ended June 30, 2008, the top two customers represented 19.5% and 16.3% of trading revenues, respectively.
Trading Competition
A-Mark’s activities cover a broad spectrum of the precious metals industry, with a concentration on the consumer end of the industry. We service public, industrial and private sector consumers of precious metals which include jewelry manufacturers, industrial consumers, refiners, minting facilities, banks, brokerage houses and private investors. We compete for business in each market area that we participate in. We face different competitors in each area and it is not uncommon for a customer and/or supplier in one market segment to be a competitor in another. Our competitors may offer more favorable pricing or services considered to be superior to ours.
SGI’s trading presence on the internet is through www.amark.com and www.cfccoinloans.com.
Collectibles
We are a leading auctioneer of rare U.S. and foreign coins, U.S. and foreign paper currency, U.S. and foreign stamps, and arms, armor and historical memorabilia. Our activities are targeted to both collectors and dealers, and feature offerings ranging from modest to ultra-high end prices. Our collectibles companies, all of which are wholly owned subsidiaries, are listed below.

Date
Company	Primary Activity	Location	Acquired

Bowers and Merena Auctions	Auctions of coins — primarily high value and rare; and coin retailer – primarily catalogue and Internet	USA	February 2004

Ponterio & Associates	Auction of world and ancient coins and currency	USA	December 2008

Spectrum Numismatics Int’l	Wholesaler of coins, currency and other collectibles	USA	December 1999

Teletrade	Coin and currency auctions via the Internet and telephone – all price points but primarily mid-level	USA	October 1998

Greg Martin Auctions	Auctions of arms and armor and historical memorabilia	USA	October 2005

H.R. Harmer	Auctions of stamps – entry, mid-level and high-level	USA	July 2004

Corinphila Auktionen	Auction of stamps – primarily high level and rare (single items)	Switzerland	September 2003

Heinrich Köhler Auktionshaus	Auctions of stamps – primarily high level (collections and single items)	Germany	September 2003

John Bull Stamp Auctions	Auctions of stamps – entry, mid-level and high level	Hong Kong	March 2005
During the fiscal year ended June 30, 2008, we also operated the brand “Nutmeg Stamp Sales” in our North American stamp division. In May 2009, in connection with the relocation of the North American stamp division to our corporate headquarters in California, we announced our intention to merge the “Nutmeg” brand into “H.R. Harmer”, and to expand the products offered for sale by H.R. Harmer. In addition, during the fiscal year ended June 30, 2008, we operated North American Certified Trading (in our coin division) and Heinrich Köhler Berliner (in our European stamp division). In fiscal 2009, the retail operations formerly conducted by North American Certified Trading were assumed by Bowers and Merena, and the operations of Heinrich Köhler Berliner were discontinued.
We acquired Ponterio & Associates, a 26-year old firm specializing in ancient and world coins and paper money, in December 2008, and operate that company through Bowers and Merena. Bowers and Merena, which we acquired in 2004, is one of the leading rare coins auctioneers in the U.S. and has recently expanded into retail operations. Teletrade, which the Company bought in 1998, offers certified coin and currency auctions via the Internet and telephone. Spectrum Numismatics, which we have owned since 1999, is engaged in buying and selling rare coins and currency on a wholesale basis.
We acquired Greg Martin Auctions in 2006. That company was founded in January 2002 by three principals of Butterfields Auctioneers, one of whom, Greg Martin, has continued as the President of the company since the acquisition. Greg Martin Auctions is engaged in the sale by auction of antique arms, armor and historical memorabilia. In 2009, we relocated Greg Martin Auctions from Northern California to Irvine, California, where our corporate headquarters are located.
The auction house H.R. Harmer, which was originally based in New York and which we acquired in 2004, was founded in 1940. H.R. Harmer is one of the leading philatelic auction houses in the U.S., offering both live and Internet auctions.

Köhler, founded in 1913, became one of our subsidiaries in our 2003 transactions with Afinsa. It specializes in post-1945 German and old Communist Eastern Bloc countries’ philately. Köhler is one of the largest philatelic auction houses in Germany and, like our other philatelic auction houses, conducts wholesale transactions of philatelic material.
Corinphila, which we also acquired as part of our 2003 transactions with Afinsa, is the oldest stamp auction house in Switzerland. It specializes in high-end philatelic single items and specialized collections.
John Bull Stamp Auctions is the oldest philatelic auction house in Hong Kong. We acquired John Bull in 2005.
We access our collectibles markets through multiple channels. Principal among these are traditional “live” auctions featuring full electronic capabilities. Certain of our subsidiaries offer telephonic/Internet-only auctions and mail-only auctions. We also buy and sell collectible material on a wholesale basis as a merchant/dealer, as well as engage in a limited number of direct sales on a private treaty basis. We believe our size and access to multiple channels are competitive advantages that help us maximize prices realized for the various kinds and grades of collectible materials that we encounter.
In all market channels, we may be offering either owned inventory or property that has been consigned to us by its owner. The auction commissions that we typically charge to the seller range from 0% to 20% and those charged to the buyer range from 12.5% to 18%.
“Traditional auctions” are live, in-person auctions conducted by a licensed auctioneer. We hold multiple auctions each year in a variety of venues, including strategically located hotels and at major trade conferences and conventions. All traditional auctions are augmented by hard copy and electronic catalogs, and most are augmented by one or more forms of electronic bidding, a growing trend in auction services. Our traditional auctions are based on a “full service” auction model in which we take physical possession of all items offered for sale in our auctions, inspect and describe all offerings, receive all sums due, remit sale proceeds to the seller and professionally pack and ship items to the buyer.
In our traditional auctions, prospective buyers place bids on each lot as presented in the order shown in the catalog at the time and date of the auction. Before the auction, prospective buyers may bid by lot as shown in the catalog and communicate such bids to us by mail, fax, telephone or the internet. At the auction, the auctioneer typically opens bidding at levels based on bids received prior to auction or a percentage of previously established reserve prices. The item offered is sold to the highest bidder, whether such bid was received before the auction or at the time of sale, and such high bidder must pay the hammer price, the applicable buyer’s premium, and all applicable sales taxes. Additionally, buyers pay a shipping and handling fee if they do not accept delivery of the items at the place of the auction.
The auctioneer regulates the bidding and reserves the right to refuse any bid believed by him/her not to be made in good faith. Costs involved in conducting a traditional auction include, among other things, the cost of inspecting, describing, storing and insuring the items to be offered for sale, creating, printing and making the catalog, transportation, auction advertising, auction venue site rental fees, security, temporary personnel, expenses of certain additional auction-related accounting and shipping functions, and credit card merchant fees.

We operate “internet auctions” through our Teletrade, Bowers and Merena, Greg Martin Auctions and H.R Harmer subsidiaries. In internet auctions, bidding takes place over the internet and/or telephone. Depending on which technology the Company utilizes, there may be no live auctioneer and no bidders in a single physical location orally making bids. In certain types of internet auctions, a Company employee operates the live internet bidding software, effectively acting as the auctioneer.
Consistent with our full service traditional auction business model and its commitment to customer service, our internet auctions feature many of the same full service amenities as our traditional auctions. Specifically, unless otherwise noted in a particular sale’s terms and conditions, we take physical possession of all items offered for sale prior to the sale, describe the items, collect all sums due, remit the sale proceeds to the seller, and professionally pack and ship the items sold to the buyer.
Costs involved in conducting our internet auctions include, among other things, the cost of inspecting, describing, imaging, storing and insuring the items to be offered for sale. Other costs include technology development and maintenance, computer and internet hardware procurement and maintenance, advertising, credit card merchant fees and expenses of certain additional auction-related accounting and shipping functions.
The technology operating our internet/telephone auctions conducted on our Teletrade website is known as Interphonic™. This technology, which is owned and was developed by us, permits bidders to participate in electronic auctions either by touch-tone telephone or via the internet.
Our collectibles presence on the internet is through the following websites:
www.bowersandmerena.com
www.spectrumcoins.com
www.teletrade.com
www.gregmartinauctions.com
www.hrharmer.com
www.corinphila.com
www.heinrich-koehler.de
www.jbull.com
The Company also owns over 100 other domain names, including www.coins.com, www.sportscard.com and www.iauctions.com.
Consignor Advances
Frequently, an owner consigning property to us will request a cash advance at the time the property is delivered, prior to its ultimate sale at auction or otherwise. The cash advance is in the form of a self-liquidating secured loan usually bearing interest and using the consigned property as collateral. We hold a security interest and maintain physical possession of the collateral until it is sold.
The ability to offer cash advances is often critical to our ability to obtain consignments of desirable property. In the case of property sold at auction, an owner may have to wait up to 60 days after the auction sale date for settlement and payment of the owner’s portion of the sale proceeds. In many instances, an owner’s motivation for consigning property for sale may include a need for cash on an immediate basis. Offering cash advances allows us to attract owners who desire immediate liquidity while preserving the opportunity to sell at auction at the highest available price. We believe that our ability to make consignor advances on a consistent basis has enabled us to receive regular consignments of high value lots from professional dealers and private collectors.

The amount of a cash advance generally does not exceed 75% of our estimate of the value of the property to be sold at auction.
Complementary Merchant Dealer Operations; Private Treaty Sales
In order to complement and enhance our auction business, we frequently buy collectibles in our own name and resell them as a merchant/dealer or in our auctions. For a variety of reasons, some collectors require the immediate liquidation of their collections and cannot wait for an appropriate auction. Other collectors do not wish to sell by auction and prefer a negotiated, fixed price sale. In these instances, we use our knowledge of the markets and products to make what we call “opportunistic purchases.” In most instances, collectibles purchased in this manner are resold within 180 days either in one of our auctions or in a private treaty transaction. In other instances, either because the markets are not yet ripe or because the collection purchased is so large, we may conclude that the collectibles are most profitably sold over a period of time, in which case, the collectibles purchased are held in our inventory and resold over an extended time period. In addition to these opportunistic purchases, we continually search the collectibles markets for favorable buying opportunities and buy individual pieces and collections to re-sell to a particular collector pursuant to a specific purchase request, to fill a need for one of our auctions to make that auction more attractive to the targeted audience, or to take advantage of what we believe is a favorable price and buying opportunity. In these circumstances, items purchased are generally resold in less than 180 days but may be held for longer periods.
We earn a profit or incur a loss on the sale of owned inventory to the extent the sale price exceeds or is less than the acquisition price paid by us. We seek to sell our owned inventory as quickly and efficiently as possible, thereby promoting a high level of inventory turnover and maintaining maximum liquidity.
In a private treaty sale, we contact known collectors and sell specific, usually high or ultra-high end items, to such collectors at a privately negotiated price. When such sales are conducted for owned items, we earn a profit based upon the sale price paid by the private buyer. We also conduct private sales of consigned items. In such instances, we earn a fee for our services. Generally, the fee is a percentage of the sale price; however, in some instances we will be paid a fixed, negotiated fee.
Private treaty sales are typically settled more promptly than auction sales with the buyer paying all or substantially all of the purchase price at the time of the sale. However, we do, from time to time, extend credit to certain long-standing customers that have demonstrated a satisfactory history of payment.
A private treaty sale is attractive to some potential consignors because it provides an opportunity for a sale at a fixed price or at a price controlled by the consignor rather than by bidders, as is the case at public auction. Often, a private treaty sale can be consummated more quickly than a sale at auction, which also provides the Company with the opportunity for higher margins because such sales involve fewer costs when compared with live auction sales.
Collectibles Competition
The auction and merchant dealer market, both traditional and internet, for the collectibles that we offer is highly competitive and dynamic. With the exception of the low-end and consumer-to-consumer segments of the internet auction market in which eBay, Inc. has secured a dominant market position, no clear market leader exists. The market comprises thousands of merchant/dealers, as well as thousands of individual collectors buying and selling directly through consumer-to-consumer Internet trading platforms and at collectibles shows and conventions. Most of these competitors, however, are small, privately owned companies, and most are focused on a single collectible category and do not have a multi-category presence similar to ours.
Our collectibles competitors may offer services or commissions that could be deemed superior to ours.
As a general matter (with some exceptions), the local market is preferred by sellers of philatelic material. In other words, sellers of U.S. collections generally prefer to sell their material through U.S. auction houses, and German material is generally sold through German companies. An exception is Switzerland, where Corinphila sells specialized collections and Latin American materials along with Swiss collections.
Among our primary competitors in the domestic philatelic auction and merchant dealer business are Charles Shreve Galleries, Inc., Robert A. Siegel Auction Galleries, Inc., Heritage Rare Stamp Auctions, Mystic Stamp Company and Superior-Regency.
In the United Kingdom and Europe, the Company has numerous philatelic competitors that include HBA, Ulrich Felzmann Briefmarken — Auktionen e. K., Wuerttembergisches Auktionshaus GmbH and Christoph Gaertner in Germany; David Feldman S.A., Peter Rapp AG, Chiani — Auktionen, Antonio Giorgino, and Roelli — Schaer R. +B. AG in Switzerland; Behr Philateli in France; Thomas Hoiland Auctions in Denmark; Van Dieten Auktion House, and De Nederlandsche Postzegelveiling in the Netherlands; and Harmer’s of London, Stanley Gibbons, Grosvenor Auctions and Bonhams in the UK.
Our principal coin auction and merchant/dealer competitors are Heritage Rare Coin Galleries, Inc., Stacks Rare Coins, Ira and Larry Goldberg Auctioneers, U.S. Coins, Inc. and David Lawrence Rare Coins.
Our major competitors in the arms and armor business are Bonham & Butterfields, Rock Island Auctions, Little John’s Auction Service, James Julia Auctions, Devine’s Auctions, Amoskeag Auction Co., Christie’s and Sotheby Parke-Bernet.
Our competition in Hong Kong includes InterAsia Auctions, Spink and Zurich-Asia Auctions.
Seasonality
Our collectibles business is not generally subject to seasonal changes, although we often schedule our auctions around major coin, stamp and gun shows.
Financial and Geographical Information About Segments
See Note 16 of the Notes to Consolidated Financial Statements for financial and geographical information about the Company’s reporting segments.
LEGAL PROCEEDINGS
Ongoing Legal Proceedings Against Certain of the Company’s Former Officers and Directors Relating to the Company’s Transactions with Afinsa

Spanish Criminal Investigation
In May 2006, Spanish judicial authorities shut down the operations of Afinsa and began an investigation related to alleged criminal wrongdoing, including money laundering, fraud, tax evasion and criminal insolvency. The Spanish criminal investigation initially focused on Afinsa and certain of its executives and was later expanded to include several former officers and directors of SGI and CdC, including (most recently) Greg Manning, formerly our Chief Executive Officer, President and First Vice Chairman of our Board of Directors, and Larry Crawford, formerly our Chief Financial Officer. As noted above, from June 2003 through May 2006, we supplied philatelic material to Afinsa, and we understand that Afinsa used the material in connection with transactions between itself and its clients. According to the Afinsa Report, investors would enter into contracts to purchase specified philatelic material from Afinsa. These investors would deposit funds with Afinsa for a specified period of years, and at the end of an agreed-upon contract term the investors would have the option of receiving either (i) the specified stamps or other philatelic material set forth in the contract, or (ii) the principal sum invested, plus a contractually specified interest rate. In most cases, Afinsa maintained (at the investors’ request) physical possession of the philatelic material until the end of the contract term.
The allegations against Afinsa and the certain named individuals relate to the central claim that Afinsa’s business operations constituted a fraudulent “Ponzi scheme,” whereby funds received from later investors were used to pay interest to earlier investors, and that the stamps that were the subject of the investment contracts were highly overvalued. Spanish authorities have preliminarily alleged that Messrs. Manning and Crawford knew Afinsa’s business, and aided and abetted in its activity by, among other things, causing the Company to supply allegedly overvalued stamps to Afinsa.
Several of our other former officers and directors, including Esteban Perez, formerly the Chairman of our Board of Directors, Carlos de Figueiredo, formerly the First Vice Chairman of our Board of Directors (and the son of one of the founders of Afinsa), and Ramon Egurbide, formerly the head of our European operations, have testified as defendants in these proceedings. Spanish authorities are also seeking the testimony of Messrs. Manning and Crawford as defendants.
The Company understands that, under Spanish law, after the end of the investigative stage, which is expected to last for years, the Spanish Investigative Court will determine whether there are grounds to bring formal charges and to continue to a trial or whether the proceedings should be dismissed.
As the Company understands Spanish law, if any of these former officers or directors of SGI or CdC is ultimately found guilty, then, under the principle of secondary civil liability, the corporation could be held liable for certain associated penalties. However, neither SGI nor CdC is currently a party to these criminal proceedings, and the effect, if any, on the Company cannot be determined at this time.
SEC Action
On March 23, 2009, SGI announced that it had reached a settlement, or the Settlement, with the SEC, resolving charges filed against the Company in connection with the SEC’s three-year investigation into the Company’s historical transactions with Afinsa. The SEC’s charges were asserted in a Complaint that was also filed in the U.S. District Court for the Southern District of New York on March 23, 2009.
Under the terms of the Settlement, which was approved by the Court on March 30, 2009, SGI consented, without admitting or denying the allegations made in the SEC’s complaint, to a permanent injunction against any future violations of certain provisions of the federal securities laws. No fines, civil penalties or monetary sanctions were assessed against the Company. The Settlement concludes the SEC’s investigation of this matter with respect to the Company.
Also on March 23, 2009, the SEC filed an action in the U.S. District Court for the Southern District of New York against Messrs. Manning and Crawford in connection with its investigation. In the action, the SEC seeks a permanent injunction against future violations of certain provisions of the federal securities laws, and it also seeks disgorgement and civil monetary penalties in an unspecified amount. This action has not been settled.
The Company terminated Mr. Manning’s consulting arrangement with the Company for cause in April 2007, and Mr. Crawford left the Company in June 2006.
Messrs. Manning and Crawford (and certain of the other former officers and directors of the Company who are the subject of the Spanish criminal investigation) are entitled to receive advances from the Company for their legal fees and expenses in connection with the SEC action and the Spanish criminal proceedings.
However, in the arbitration described below between the Company and Mr. Manning, the Company intends to assert a counterclaim against Mr. Manning seeking, among other things, a declaration that Mr. Manning, in light of his wrongful conduct in connection with the Company’s transactions with Afinsa (which led to his termination for cause), is not entitled to indemnification or reimbursement for amounts paid or expenses incurred by him in connection with the SEC action or the Spanish proceedings. The Company has already asserted a counterclaim seeking such a declaration with respect to the shareholder litigation referred to below. The Company will continue to advance Mr. Manning his legal fees and expenses unless and until the Company obtains a court declaration that he is not entitled to the same. If the Company fails to obtain such a declaration, it may be obligated to indemnify and reimburse Mr. Manning for amounts paid or expenses incurred by him in connection with money judgments, penalties or settlements in the SEC action and the Spanish criminal proceedings.
Tax Investigation in Spain
On November 17, 2005, the Spanish tax authorities commenced a tax examination of CdC. This examination, which now covers all periods from fiscal 2001 through fiscal 2006, is ongoing and the outcome cannot be determined at this time.
Greg Manning v. Escala Group, Inc.
On or about August 7, 2007, Mr. Manning commenced an arbitration against the Company before the American Arbitration Association. Mr. Manning purports to assert claims for breach of contract and defamation, based on his allegation that the Company wrongfully terminated his consultancy for cause in April 2007. Mr. Manning seeks damages of approximately $34,000,000, consisting of, among other things, amounts that Mr. Manning claims he is owed under his consulting agreement with the Company, compensation for vacation and “comp” days, and damages allegedly resulting from harm to his name and reputation.
On or about March 28, 2008, the Company filed counterclaims against Mr. Manning for breach of contract, breach of fiduciary duty and unjust enrichment, based on Mr. Manning’s breaches of his contractual and fiduciary obligations in connection with the Company’s transactions with Afinsa. In its counterclaims, the Company seeks damages of at least $20,000,000, consisting of the costs and expenses that the Company has incurred as a result of Mr. Manning’s wrongful conduct, as well as a percentage of Mr. Manning’s performance bonuses. The Company also seeks a declaration that Mr. Manning is not entitled to advancement of legal expenses or indemnification for amounts paid in connection with the class action and shareholder derivative lawsuits against the Company and Mr. Manning that were settled in December 2008, and intends to seek such a declaration with respect to the SEC action and Spanish criminal proceedings.
Since June 2008, the parties have been engaged in discovery, which is largely complete. On or about April 22, 2009, the Company filed a motion to dismiss one of Mr. Manning’s claims for breach of an “Assignment of Name” agreement pursuant to which the Company was assigned the rights to Mr. Manning’s name for use in connection with the Company’s business. That motion is currently pending before the arbitration panel. The arbitration hearings are scheduled to take place in December 2009.
IRS and New York State Tax Audits
In February 2008, the Internal Revenue Service (the “IRS”) commenced an audit of SGI’s tax returns for fiscal 2004, 2005 and 2006. In March 2008, the New York State Department of Taxation and Finance began an audit of our tax returns for fiscal 2005, 2006 and 2007.
These audits are ongoing and the outcome cannot be determined at this time.
Securities Class Action and Shareholder Derivative Lawsuit
In May 2006, the Company and certain of its current and former officers were sued in connection with the Company’s transactions with Afinsa. In the derivative lawsuit commenced in the United States District Court for the Southern District of New York, In Re Escala Group, Inc. Derivative Litigation, the plaintiffs generally made claims against the defendants for breach of fiduciary duty, mismanagement, waste of corporate assets and unjust enrichment. In the securities class action, which was also commenced in the United States District Court for the Southern District of New York, In re Escala Group, Inc. Securities Litigation, the plaintiffs alleged that the defendants participated in a scheme with Afinsa that caused the Company’s reported revenues, gross profit, net income and inventory to be materially overstated, and that the defendants made materially false and misleading statements in the Company’s publicly filed financial reports.
Both of these matters were settled in December 2008. Under the court-approved settlements, all claims asserted in both actions were dismissed with prejudice and without any admission of liability or wrongdoing.
As part of the settlement of the derivative lawsuit, the Company recovered $5.50 million from insurers on behalf of certain of the named defendants in one or both proceedings. The Company also agreed to adopt (and has since adopted) certain corporate governance policies and procedures relating to revenue recognition, our internal audit function, codes of ethics, and board and committee composition and continuing education, among other things. The Company also paid all of plaintiffs’ court-approved attorneys’ fees of $925,000, together with approved expenses of $70,000. The Company’s insurer funded $475,000 of these amounts.
Under the settlement of the securities class action, SGI was required to contribute an aggregate of $6 million in cash and 4,000,000 newly issued shares of its stock (subject to increase under certain circumstances, as more fully described below) to a settlement fund for the benefit of the class members. These amounts also covered the legal fees and expenses of the plaintiff’s counsel in the action. The Company already has contributed the full $6 million in cash to the fund, a substantial portion of which was funded by insurers. After taking into account recoveries, the Company’s net cash payment obligations under both settlements was approximately $1.1 million.
As part of its order relating to the securities class action, the court awarded attorneys’ fees to plaintiffs’ counsel of $3.25 million, of which 44.5% was to be paid in common stock of the Company. Accordingly, on January 14, 2009, the Company issued to plaintiffs’ counsel a total of 772,430 shares of the Company’s common stock, based upon a value of $1.87 per share. (The date of the issuance of the shares and the calculation of the value of the shares to be issued was determined in accordance with the settlement agreement.) Thereafter, in February 2009, SGI repurchased those shares at a purchase price of $1.55 per share. The shares have since been cancelled and returned to the status of authorized but unissued shares.
The Company still is required to contribute an additional 3,227,570 shares of our common stock to the settlement fund. However, the settlement agreement provides that if at the time of issuing the stock to the members of the settlement class, the average closing price (based on a ten-day trading history) of the Company’s stock is less than $2.00 per share, the Company will issue an additional number of shares for that distribution having an equivalent aggregate value of at least $6,455,140 (representing the product of the remaining 3,227,570 shares to be issued multiplied by $2.00 per share). Under certain circumstances, the Company will have the right to pay cash instead of issuing stock.
For a description of the accounting treatment of this settlement, see Note 14 to the Notes to Consolidated Financial Statements.
RISK FACTORS
You should carefully consider the risks described below before making an investment decision. We believe that all of these are material risks currently facing our business. Our business, financial condition and results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this report, including our financial statements for the fiscal year ending June 30, 2008 and related notes.
We face risks and uncertainties in connection with the bankruptcy proceedings of Afinsa, our majority shareholder.
On July 14, 2006, the Commercial Court in Spain (i) declared Afinsa insolvent, as a result of which Afinsa became subject to bankruptcy proceedings within that court, (ii) determined that the bankruptcy proceedings were involuntary, and (iii) appointed three trustees in bankruptcy to oversee the operations of Afinsa. Auctentia, which owns 66% of the Company’s stock directly, voluntarily filed for bankruptcy in 2006. An agreement with its creditors was reached in 2008 and Auctentia emerged from bankruptcy proceedings shortly thereafter. However, the stock of Auctentia is among the assets of Afinsa’s bankrupt estate.
The Company understands the following with respect to Afinsa’s bankruptcy proceedings.
Under Spanish insolvency law, that there are two possible outcomes of Afinsa’s bankruptcy: (a) a settlement with the creditors is reached, which assumes Afinsa can resume operations under a reorganization plan, or (b) all of Afinsa’s assets are liquidated in order to pay down some or all of its debts, depending on the proceeds from the asset liquidation. Afinsa’s creditors include approximately 200,000 former clients of Afinsa who executed investment contracts with Afinsa.
A reorganization plan has been proposed by the former owners of Afinsa, and has been submitted for approval by the creditors. The deadline for voting on this plan is September 5, 2009. The trustees have informed the Commercial Court that, in their view, this proposed reorganization plan is not viable. If the reorganization plan is approved by the creditors, the trustees could seek to challenge the arrangement.
If the reorganization plan is not approved (or, if approved, is set aside), the Commercial Court will order the trustees to begin the liquidation process. The first step in that process is for the trustees to submit a liquidation plan to the Commercial Court. Thereafter, the creditors will have the right to comment on the plan and to propose modifications. The Commercial Court will then issue an order approving the final plan. All of this is expected to take place within 45 days after the Commercial Court issues the liquidation order, although there could be procedural delays. Thereafter, the liquidation process will begin, and that process is expected to be completed within one to two years, although it could take up to three years.
The liquidation of Afinsa’s assets will include the sale, transfer or other disposition of the stock of the Company owned by it and Auctentia. A sale, transfer or other disposition of all or a substantial portion of the shares of Company stock held by Afinsa and its subsidiary will cause a change of control of the Company. A holder (or group of holders) of more than 50% of the Company’s issued and outstanding stock has sufficient voting power to control the outcome of virtually all corporate matters submitted to a vote of our stockholders. These matters could include the election of directors, amendments to our by-laws, changes in the size and composition of our Board of Directors, and mergers and other business combinations involving us. Such a holder may promote policies or transactions that may not be favored by other stockholders or impede policies or transactions that may be desirable for other stockholders.
Although SGI and Auctentia are parties to a registration rights agreement pursuant to which Auctentia may request that substantially all of the shares of the Company’s common stock beneficially owned by it be registered by the Company at the Company’s expense, the Company would not be able to comply with any such request until it is able to meet the SEC requirements governing registration statements, including those relating to audited financial statements. Until such time, Afinsa (and Auctentia) would not be able to sell the shares of our Company publicly, and would have to dispose of those shares in one or more private transactions. If and when the shares are registered, then they will be freely tradeable immediately after any registration. Sales of such shares in the public markets in one or more “block” transactions could have a negative effect on the trading price of the Company’s common stock.
We face potential liability as a result of ongoing proceedings against certain of the Company’s former officers and directors
As described in further detail above, on March 23, 2009, following a three-year investigation, the SEC filed an action in the U.S. District Court for the Southern District of New York against Messrs. Manning and Crawford.
In addition, as more fully described under the heading captioned “Legal Proceedings,” Messrs. Manning and Crawford, along with other former officers and directors of the Company and CdC, are the subject of a criminal investigation in Spain arising out of the Company’s transactions with Afinsa. The Company understands that, under Spanish law, after the end of the investigative stage, which is expected to last for years, the Spanish Investigative Court will determine whether there are grounds to bring formal charges and to continue to a trial or whether the proceedings should be dismissed. As the Company understands Spanish law, corporations cannot be charged directly with criminal acts, but face the possibility of secondary civil liability through the actions of their officers. Therefore, if any of these former officers or directors of SGI or CdC is ultimately found guilty, then, under this principle of secondary civil liability, the corporation could be held liable for certain associated penalties. However, neither SGI nor CdC is currently a party to these criminal proceedings, and the effect, if any, in the Company cannot be determined at this time.
Messrs. Manning and Crawford (and such other officers and directors) are entitled to receive advances from the Company for their legal fees and expenses in connection with the SEC action and the Spanish criminal proceedings. However, in the arbitration described above between the Company and Mr.

Manning, the Company intends to assert a counterclaim against Mr. Manning seeking, among other things, a declaration that Mr. Manning, in light of his wrongful conduct in connection with the Company’s transactions with Afinsa (which led to the termination of his consulting agreement for cause), is not entitled to indemnification or reimbursement for amounts paid or expenses incurred by him in connection with the SEC action or the Spanish proceedings. (The Company has already asserted a counterclaim seeking such a declaration with respect to the shareholder litigation referred to above.) SGI will continue to advance Mr. Manning his legal fees and expenses unless and until the Company obtains a court declaration that he is not entitled to such benefit. In addition, if the Company fails to obtain such a declaration, it may be obligated to indemnify and reimburse Mr. Manning for amounts paid by him in connection with money judgments, penalties or settlements in the SEC action and the Spanish criminal proceedings.
We are unable at this time to predict whether these developments will result in any kind of additional formal proceeding against SGI or CdC, and are unable to assess the likelihood of a favorable or unfavorable outcome of any such action, or to estimate the amount of liability in the event of an unfavorable outcome. If we are ultimately required to pay significant defense costs, damages or settlement amounts as a result of our indemnification obligations, such payments could materially and adversely affect our liquidity and results of operations.
In addition, the SEC action, the Spanish criminal proceedings and any additional charges against, or settlements by, any of our former officers, may generate negative publicity and adversely affect the investing public’s (and others’) perceptions of the Company. This, in turn, could adversely affect the market price of our common stock, our access to the capital markets and our borrowing costs, which could adversely affect our business and our results of operations.
We are subject to ongoing obligations in connection with the SEC Settlement, and our failure to comply with those obligations could adversely affect our business and the liquidity of our common stock.
As described in further detail above, on March 23, 2009, the Company announced that it had reached a settlement with the SEC, which resolved charges filed against the Company in connection with the SEC’s investigation into the Company’s historical transactions with Afinsa. Under the terms of the SEC Settlement, which was approved by the U.S. District Court for the Southern District of New York on March 30, 2009, the Company consented, without admitting or denying the allegations made in the SEC’s complaint, to a permanent injunction against any future violations of certain provisions of the federal securities laws, including those requiring us to make all filings under the Exchange Act. In addition, the Company has separately agreed to make certain Exchange Act filings with the SEC on or prior to December 31, 2009.
While we will endeavor to comply fully with the terms of the SEC Settlement, it is possible that the SEC’s enforcement staff may take issue with our compliance, despite our efforts. In particular, we are not currently in compliance with the requirement that we make all necessary filings under the Exchange Act. While we are continuing to work on our delinquent reports for prior periods, and are seeking to become current in our financial reporting obligations as soon as possible, this (or any other) failure by us to comply with the SEC Settlement, or any perception that we have failed to comply with the Settlement, including by failing to timely make the Exchange Act filings referred to above on or prior to December 31, 2009, could result in further enforcement actions by the SEC, including the imposition of sanctions or fines. In addition, the SEC could commence proceedings to suspend or revoke the registration of our common stock under Section 12(j) of the Exchange Act. The SEC could also seek to impose a trading halt in our common stock for up to ten trading days if it believes the public interest and the protection of investors requires it to do so. Should our common stock be de-registered, brokers, dealers and other market participants would be prohibited from buying or selling, making a market in, or publishing quotations or otherwise effecting transactions with respect to our common stock. As a result, public trading of our common stock would cease. This could have an adverse impact by reducing the liquidity of our common stock and prevent investors from buying or selling our common stock in the public market.
Greg Manning has commenced an arbitration against the Company.
As described in further detail above, on or about August 7, 2007, Mr. Manning commenced an arbitration against the Company before the American Arbitration Association. Mr. Manning purports to assert claims for breach of contract and defamation based on his allegation that the Company wrongfully terminated his consultancy for cause in April 2007. Mr. Manning is seeking damages of approximately $34,000,000, and the Company has filed counterclaims against Mr. Manning. The arbitration hearings are scheduled to take place in December 2009. If the Company is unsuccessful in the arbitration, its results of operations and financial condition could be adversely affected. In addition, even if the Company is successful in the arbitration, the Company may be required to incur significant costs and expenses, and its executive officers and other employees may be required to invest a significant amount of time and attention, which could be a distraction from the Company’s business, and could adversely affect the Company’s results of operations and financial condition.
Under the terms of the Class Action settlement, we are currently required to contribute 3,227,570 newly issued shares of our common stock to a settlement fund for the benefit of the class. However, depending on the market price of our common stock, we could be required to issue additional shares of our common stock and/or make additional cash payments to the settlement fund, which could adversely affect our liquidity and results of operations.
As described in further detail above, on December 3, 2008, the U.S. District Court for the Southern District of New York entered an order and final judgment granting final approval of the settlement of a securities class action against the Company and certain of its current and former officers and directors, titled In re Escala Group, Inc. Securities Litigation, or the Class Action. The order and final judgment granting final approval of the settlement of the Class Action required the Company to contribute an aggregate of $6,000,000 in cash and 4,000,000 newly issued shares of its common stock to a settlement fund for the benefit of the class. To date, we have contributed the full $6,000,000 in cash to the settlement fund, and have issued to plaintiffs’ counsel an aggregate of 772,430 shares of our common stock in payment of a portion of their court-approved legal fees. (As previously disclosed, we subsequently repurchased those shares.) However, we are still required to contribute an additional 3,227,570 shares to the settlement fund. Pursuant to the order and final judgment, these shares must have a value of at least $2.00 per share, meaning that if the average closing price of the newly issued shares (based on a ten-day trading history) is less than $2.00 per share, we will be required to issue additional shares and/or make an additional cash payment so that the settlement fund will receive, in the aggregate, cash and/or stock having an equivalent aggregate value of at least $6,455,140 (representing the product of the remaining 3,227,570 shares to be issued multiplied by $2.00 per share). (During the 52-week period ending on June 19, 2009, the closing price for a share of our common stock ranged from $1.18 to $2.98 per share, and on June 19, 2009, the closing price for a share of our common stock was $2.51.) The issuance of additional shares of our common stock could result in the dilution of our common stock, which could adversely affect the market price of our common stock, and the issuance of additional shares and/or the payment of additional cash amounts to the settlement fund could adversely affect our liquidity and results of operations.
We are the subject of examinations by U.S., New York and Spanish tax authorities.
In November 2005, Spanish tax authorities commenced an investigation of CdC, covering all periods from fiscal 2001 through fiscal 2006.
In February 2008, the IRS commenced an audit of SGI’s tax returns for fiscal 2004, 2005 and 2006. In March 2008, the New York State Department of Taxation and Finance began an audit of our tax returns for fiscal 2005, 2006 and 2007.
These audits are ongoing and the outcome cannot be determined at this time.

We have incurred and expect to continue to incur substantial legal, accounting and other costs and expenses arising from our relationship with Afinsa.
In addition to our advancement and indemnification obligations described above, we have also incurred significant expenses relating to the re-audit and restatement of our historical financial statements, the Audit Committee investigation, the SEC investigation and settlement and the shareholder litigation. We expect to incur significant additional expenses in connection with the re-audit and restatement of our historical financial statements, the preparation of our delinquent Exchange Act reports, the Spanish criminal proceedings and the arbitration proceeding against Mr. Manning. In addition, these matters are likely to divert the time and attention of our management from regular business operations.
Our trading business is exposed to commodity price risks and to risks of default of our counterparties.
A-Mark’s precious metals inventories are subject to market value changes created by change in the underlying commodity price, as well as supply and demand of the individual products the Company trades. In addition, open purchase and sale commitments are subject to changes in value between the date the purchase or sale is fixed (the trade date) and the date metal is delivered or received (the settlement date). A-Mark seeks to minimize the effect of price changes of the underlying commodity through the use of financial derivative instruments, such as forward and futures contracts. A-Mark’s policy is to remain substantially hedged as to its inventory position and to its individual purchase and sale commitments. A-Mark’s management monitors its hedged exposure daily. However, there can be no assurance that these hedging activities will be adequate to protect the Company against commodity price risks associated with A-Mark’s business activities.
Furthermore, even if we are fully hedged as to any given position, there is the risk of default by our counterparties to the hedge. Any such default could have a material adverse effect on our financial position and results of operations.
A-Mark’s business is heavily dependent on its customer base.
One of A-Mark’s key assets is its customer base. This base provides deep distribution of product and makes A-Mark a desirable trading partner for any precious metals product manufacturer, including a sovereign Mint seeking to distribute precious metals coinage or a large refiner seeking to sell large volumes of physical precious metals. For the fiscal year ended June 30, 2008, A-Mark’s top two customers represented 19.5% and 16.3% of our trading revenues, respectively. Any event that would negatively impact the relationship between A-Mark and its customers, or the loss of any significant customer, would negatively impact A-Mark’s results of operations.
A-Mark’s business is heavily dependent on its credit facility and its banking relationships.
The Credit Facility provides A-Mark and CFC with the liquidity to buy and sell billions of dollars of precious metals annually. The Credit Facility is a demand facility, and any of the four lending institutions can cancel its portion of the Credit Facility upon written notice.
The loss of a credit line of any one of the four bank participants and the failure of A-Mark to replace that line could have a materially adverse effect on the business and financial condition of A-Mark.
In addition, CFC is permitted to utilize up to $10,000,000 of the Credit Facility to fund its loans. There can be no assurance that the cash flow from our CFC business will be sufficient to enable us to repay any borrowings under the Credit Facility.
In addition, fluctuations in interest rates influence the cost of funds for borrowings under the Credit Facility.
The loss of a government purchaser/distributorship arrangement could materially adversely affect A-Mark’s business and results of operations.
A-Mark’s business is heavily dependent on its purchaser/distributorship arrangements with various governmental Mints. A-Mark’s ability to offer coins and bars to its customers on a competitive basis is based on its ability to purchase products directly from a government source. The loss of any authorized purchaser/distributor relationship, including with the U.S. Mint, could have a materially adverse effect on A-Mark’s business.
A-Mark’s business is heavily influenced by volatility in commodities prices.
A primary driver of A-Mark’s profitability is volatility in commodities prices. If prices were to stagnate, there would likely be a reduction in trading activity, resulting in less demand for the services A-Mark provides. Alternatively, an increase in price volatility would be likely to result in increased business activity for A-Mark. Among the factors that can impact the price of precious metals are supply and demand of gold; political, economic, and global financial events; movement of the U.S. dollar versus other currencies; and the activity of large speculators such as hedge funds.
The precious metals held by A-Mark may be subject to loss, damage, theft or restriction on access.
There is a risk that part or all of the A-Mark’s gold and other precious metals could be lost, damaged or stolen. Access to A-Mark’s gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of A-Mark. Although A-Mark maintains insurance with regard to its business on such terms and conditions as it considers appropriate, it may not have adequate sources of recovery if its gold is lost, damaged, stolen or destroyed and recovery may be limited. Among other things, our insurance policies exclude coverage in the event of loss as a result of terrorist attacks or civil unrest.
Our stock is not currently traded on a recognized exchange.
In early 2007, our stock was de-listed from the Nasdaq National Market because of our failure to comply with our financial reporting obligations under the Exchange Act. Since then, our stock has traded on the “pink sheets,” and is thinly traded. While we intend to re-list on a recognized exchange as soon as we meet all applicable listing requirements, there can be no assurance that we will be successful in doing so.
Our business is influenced by political conditions and world events.
Global political conditions and worlds events may affect SGI through their effect on the economies of various countries, as well as on the decision of buyers and sellers to purchase and sell precious metals and collectibles and the value of such precious metals and collectibles.
Our business is subject to the risk of fraud, forgery, fakes, lack of provenance and counterfeiting.
Both our collectibles and precious metals (particularly bullion) business are exposed to the risk of loss as a result of “materials fraud” in its various forms. We seek to minimize our exposure to this type of fraud through a number of means, including third-party authentication and verification, reliance on our internal experts and the establishment of procedures designed to detect fraud. However, there can be no assurance that we will be successful in preventing or identifying this type of fraud, or in seeking redress in the event such fraud is detected.

We have significant operations outside the United States.
Business operations outside the U.S. are subject to political, economic and other risks inherent in operating in foreign countries, such as: the difficulty of enforcing agreements, collecting receivables and protecting inventory and other assets through foreign legal systems; trade protection measures and import or export licensing requirements; difficulty in staffing and managing widespread operations; required compliance with a variety of foreign laws and regulations; changes in the general political and economic conditions in the countries where we operate, particularly in emerging markets; threat of nationalization and expropriation; higher costs and risks of doing business in a number of foreign jurisdictions; limitations on the repatriation of earnings; fluctuations in equity, revenues and profits due to changes in foreign currency exchange rates, including measures taken by governments to devalue official currency exchange rates; and inflation levels exceeding that of the U.S.
We try to manage these risks by monitoring current and anticipated political and economic developments and adjusting operations as appropriate. Changes in the political or economic environments of the countries in which we operate could have a material adverse effect on our business, financial condition and results of operations.
We could suffer losses with our financing operations, which could affect our liquidity and results of operations.
We offer various types of financing in our business. Our receivables from the customer with whom we trade in precious metals represent short-term, non-interest bearing amounts due from metal sales and are generally secured by the related metals maintained in the Company’s possesion, by a security interest, or by a letter of credit issued on behalf of the customer. Advances on refined materials represent metals advanced to customers, secured by unrefined materials received from the customer. These advances are limited to a portion of the unrefined materials received. Wholesale trade advances are unsecured, short-term, non-interest bearing advances made to wholesale metals dealers and government Mints. The Company periodically extends short-term credit through the issuance of notes receivable to approved customers at interest rates determined on a customer-by-customer basis. The amounts due from brokers principally relates to commodity hedging transactions.
SGI also frequently extends trade credit in connection with its auction sales. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The sale and auction of Company-owned inventory are, from time to time, made with extended payment terms of up to twelve months. Certain assets held by the Company collateralize these receivables.
The Company operates a financing business through CFC that makes secured loans at loan to value ratios (principal loan amount divided by the “liquidation value”, as conservatively estimated by management, of the collateral) of 50% to 90%. These loans are both variable and fixed interest rate loans, with maturities from three to twelve months.
The failure or inability of borrowers to repay their loans is an inherent risk in all lending. Our ability to minimize loan losses will depend on several factors, including (a) the loan underwriting and other policies and controls we continue to adopt and implement, which could prove to be inadequate to prevent loan losses from occurring; (b) our ability to sell collateral, when a borrower defaults in the payment of a loan, for amounts sufficient to offset loan losses, which can be affected by a number of factors outside of our control, including (i) changes in economic conditions, (ii) increases in market rates of interest and (iii) changes in the condition or value of the collateral that will secure the loans we make; and (c) the reserves we will need to establish for potential loan losses, which may prove to be inadequate, in which case we would have to incur additional charges, which would have the effect of reducing our net income and could negatively impact our financial condition. Additionally, our CFC operations are subject to certain state and federal laws and regulations, which may impose significant costs or limitations on the way we conduct or expand such a business.
Changes in our liquidity and capital requirements could limit our ability to achieve our plans.
The Company currently has no working capital facility in place, other than the Credit Facility for its trading operations, which is repayable on demand. If the cash that we generate from our business, together with cash that we may borrow under the Credit Facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. However, we may not succeed in obtaining the requisite additional financing on terms that are satisfactory to us or at all. Failure to obtain such financing could have a material adverse effect on the Company’s ability to offer cash advances to potential consignors of property (which is an important aspect of the marketing of an auction business), to acquire collectibles for sale in the Company’s business, to expand into sales of other collectibles, to expand our CFC operations, to initiate any other new business activities and to execute on any strategic growth plan we might develop. Also, the Credit Facility imposes certain restrictive covenants, including restrictions on the payment of dividends to the parent company, which could have an adverse impact on our liquidity position and our ability to expand our business.

The Company will not be able to issue equity or debt securities publicly until such time as it has become current in its filings. Our inability to do so may hinder our ability to raise capital.
We are dependent on our key management personnel and our precious metals trading and collectibles experts.
Our performance is greatly dependent on the performance of our senior management and certain other key employees. Some of our executive officers and key employees, including Greg Roberts, our CEO and President, are experts in the collectibles and trading markets and have industry-wide reputations. The loss of these individuals could have a negative effect on our reputation for expertise in the collectibles and precious metals trading markets in which we operate and could lead to a reduction in our business. Competition for available trading and collectibles experts is intense. Accordingly, our business and our growth initiatives are heavily dependent on our ability (i) to retain our existing collectibles experts, who have developed relatively unique skills and enjoy a reputation for being experts within their fields, and (ii) to implement personnel recruiting, succession and training programs that will enable us to add trading and collectibles experts, as necessary, to grow our business and offset employee turnover that can occur from time to time. If we are not successful in retaining our existing experts or in hiring and training new experts, this could limit our ability to grow our business and adversely affect our operating results and financial condition. Moreover, some of our experts could leave our company to join a competitor or start a competing business.

We have made numerous acquisitions, which entail certain risks, as do our other growth initiatives.
We have grown in part through acquisitions and expect to continue to do so. We will consider potential acquisitions of varying sizes and may, on a selective basis, pursue acquisitions or consolidation opportunities involving other public companies or large privately-held companies. It is possible that we will not realize the expected benefits from our acquisitions or that our existing operations will be adversely affected as a result of acquisitions. The making of acquisitions entails certain risks, including:

(a) unrecorded liabilities of acquired companies that we fail to discover during our due diligence investigations; (b) difficulty in assimilating the operations and personnel of the acquired company within our existing operations or in maintaining uniform standards; (c) loss of key employees of the acquired company; and (d) strains on management and other personnel time and resources both to research and integrate acquisitions.
We expect to pay for future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. To the extent that our existing sources of cash are not sufficient to fund future acquisitions, we will require additional debt or equity financing and, consequently, our indebtedness may increase as we implement our growth strategy. We have also spent considerable time, resources and efforts, apart from acquisitions, in attempting to grow our business operations over the past few years. These efforts place, and are expected to continue to place, strains on our management and other personnel and resources and require timely and continued investment in facilities, personnel and financial and management systems and controls. We may not be successful in implementing all of the processes that are necessary to support our growth initiatives, which could result in our expenses increasing disproportionately to our incremental revenues, causing our operating margins and profitability to be adversely affected.
We may not have successfully remediated previously identified material weaknesses in our internal controls and we may identify additional material weaknesses in the future.
As described below, we have in the past had material weaknesses in our internal control over financial reporting and as of June 30, 2008 had numerous material weaknesses. We have also concluded that, as of June 30, 2008, our disclosure controls and procedures were not effective. We have adopted a plan to remediate these material weaknesses and have taken steps to address the issues associated with our disclosure controls and procedures. However, there can be no assurance that the measures we have taken and will take to remediate identified weaknesses and to address our disclosure control issues will be sufficient or that we will not identify additional weaknesses in the future. Additionally, even if we believe we have effective control over financial reporting, the process for assessing the effectiveness of internal control over financial reporting requires subjective judgments and the application of standards that are relatively new and subject to questions of interpretation. Accordingly, we cannot be certain that our independent auditors will agree with our assessment. If either we or our auditors ultimately conclude that our internal control over financial reporting is not effective, the perception of our Company may be adversely affected, which could in turn adversely affect the price of our securities, our access to the capital markets and/or our borrowing costs.
The imposition of government regulations could increase our costs of doing business.

Our trading operations are subject to regulation, supervision and licensing requirements under various federal, state, local and foreign laws, ordinances and regulations. New laws and regulations could be enacted that could have a negative impact on our trading activities.
While the collectibles market is not currently subject to direct federal, state or local regulation, from time to time government authorities discuss additional regulations which could impose restrictions on the collectibles industry, such as regulating collectibles as securities or requiring collectibles dealers to meet registration or reporting requirements, or regulating the conduct of auction businesses. Adoption of laws or regulations of this nature could lead to a decline in sales and purchases of collectibles.

The weak economy has had a negative impact on our collectibles operations.
Our collectibles business, which is significantly affected by the amount of discretionary consumer spending, has been adversely impact by the general economic climate, and further deterioration in global economic conditions is expected to have a negative effect on our collectibles operations and the market value of the collectibles inventory that we hold at any given time.
We operate in highly competitive industries.
The business of buying and selling collectibles and precious metals is highly competitive. The Company competes with a number of auction houses, collectibles companies and precious metals trading firms throughout North America, Europe and the rest of the world, some of whom have greater financial and other resources and name recognition. Our competitors may offer services, pricing or commissions that could be deemed superior to ours.
Our stock price may fluctuate.
The market price of the Company’s common stock dropped dramatically following the events of May 9, 2006. In the past, the market price of the Company’s common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond the Company’s control, including: sales of the Company’s common stock by stockholders, including Afinsa; actual or anticipated fluctuations in the Company’s operating results; the operating and stock price performance of other comparable companies; developments and publicity regarding the Spanish criminal investigation and the SEC action; and general economic conditions.
In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of the Company’s common stock, regardless of the Company’s actual performance, and could enhance the effect of any fluctuations that do relate to its operating results.
We have not paid dividends on our common stock in the past and do not anticipate paying dividends on our common stock in the foreseeable future.
We have not paid common stock dividends since our inception and do not anticipate paying dividends in the foreseeable future. Our current business plan provides for the reinvestment of earnings, with the goal of increasing sales and long-term profitability and value.
MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER REPURCHASES OF EQUITY SECURITIES
The common stock of the Company is traded on the Pink OTC Markets, Inc. (“Pink Sheets”) under the symbol SPGZ.PK.
As of June 19, 2009, there were 903 stockholders of record of our common stock and the last reported sale price of our stock as reported by the Pink Sheets was $2.51.
The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the Pink Sheets. These quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2008
Quarter	High Bid	Low Bid

First	$2.65	$1.60
Second	$2.49	$1.90
Third	$3.15	$2.09
Fourth	$3.10	$2.67

	2009
Quarter	High Bid	Low Bid

First	$2.80	$1.65
Second	$2.65	$1.70
Third	$2.95	$0.86
Dividend Policy
We have never declared or paid any cash dividends on our stock. We currently anticipate that any future earnings will be retained by the Company to support our growth strategy. Accordingly, we do not anticipate paying cash dividends on our stock for the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, our general financial condition, contractual restrictions and general business conditions.
Issuer Repurchases of Equity Securities
There were no issuer repurchases of equity securities during fiscal 2008.
On January 29, 2009, the Company entered into a contract with plaintiffs’ counsel in the securities class action providing for the Company to repurchase 772,430 shares that it had issued to such counsel as payment of its court-approved legal fees, at a purchase price of $1.55 per share. This transaction closed on February 9, 2009, at which time those shares were cancelled and returned to the status of authorized but unissued shares.
Equity Compensation Plan Information
The following table provides information as of June 30, 2008 with respect to the shares of our common stock that may be issued under existing equity compensation plans.

(c)
Number of securities
	(a)		remaining available for
	Number of securities	(b)	future issuance under
	to be issued upon	Weighted average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights ($)	column (a))
Equity compensation plans approved by security holders (1)	893,217	$5.03	4,106,783
Equity compensation plans not approved by security holders (2)	—	—	—

Total	893,217	$5.03	4,106,783

(1)	Consists of stock options and restricted stock granted under the 1993 Stock Option Plan, as amended, and the 1997 Stock Incentive Plan, as amended.

(2)	Does not include an aggregate of 37,500 Stock Appreciation Awards and Long-Term Incentive Awards. The shares of common stock issuable upon the exercise of these rights cannot be determined until the applicable measurement date. These awards generally provide for the recipient to receive an amount, payable in stock (in certain cases upon the payment of an exercise price), equal to the appreciation in value of a specified number of shares of common stock.

PROPERTIES
Our headquarters and most of our U.S. collectibles operations are located in one facility in Irvine, CA., consisting of approximately 20,208 square feet of office space. This lease expires on May 31, 2011. Our arms and armor auction operations are located nearby, in leased warehouse facilities consisting of approximately 8,000 square feet, under a lease expiring in May 31, 2013. Our trading operations are conducted in facilities in Santa Monica, CA, where we lease approximately 3,333 square feet of office space under a lease which expires on April 30, 2011. We also lease approximately 6,200 square feet in Zurich, Switzerland, approximately 8,931 square feet in Weisbaden, and approximately 1,000 square feet in Hong Kong, where we conduct our European and Hong Kong Collectibles operations. The Zurich lease expires on May 31, 2013; the Weisbaden lease expires on December 31, 2012; and the Hong Kong lease expires on March 4, 2010. We also lease approximately 1,000 square feet of office space in Madrid, Spain, where we are winding down our CdC operations. The Madrid lease is month-to-month.
During fiscal 2008, we leased approximately 22,500 square feet in Bethel, CT, where our philatelic operations were located. We are terminating this lease effective as of August 31, 2009. During fiscal 2008, we also owned a building in West Caldwell, NJ, where the philatelic operations had been located prior to moving such operations to Bethel, CT in October 2007. We sold this building in April 2009 for an aggregate purchase price of $2.1 million.
CONTROLS AND PROCEDURES
(a) Evaluation of Disclosure Controls and Procedures
We are responsible for maintaining disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, (“Exchange Act”) is recorded, processed, summarized and reported within the specified time periods and accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure.
Under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act, at June 30, 2008. Based upon this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of that date, our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in our internal control over financial reporting (as described below in “Management’s Report on Internal Control over Financial Reporting”), which we view as an integral part of our disclosure controls and procedures.
With regard to disclosure controls and procedures, we have implemented the following measures:
•	We have formally adopted our Disclosure Controls and Procedures effective June 2, 2009 which is designed specifically to ensure that we record, process, summarize and report in our public disclosures, including SEC reports, all information (a) required to be disclosed, (b) within the time periods specified and (c) pursuant to processes that enable our principal executive and financial officers to make timely decisions regarding disclosure.

•	We have formed a Disclosure Committee with the mission of implementing internal policies and procedures to review the accuracy of all information released to the public and disclosed in our SEC filings.

•	As prescribed within our Disclosure Controls and Procedures, our Audit Committee will meet no less than quarterly to review (a) accounting considerations and financial results, (b) drafts of periodic reports, (c) drafts of financial press releases and (4) hotline reports regarding potential disclosure items

•	Our Chief Financial Officer conducts a formal balance sheet and financial review with executive operating and financial managers for each operating division and with corporate accounting staff.
(b) Management’s Report on Internal Control over Financial Reporting
We are responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) promulgated under the Exchange Act. This system is defined to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Our internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately reflect our transactions and dispositions of our assets, (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.
Under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, we conducted an assessment of the effectiveness of internal control over financial reporting at June 30, 2008 utilizing the criteria described in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. The objective of this assessment was to determine whether our internal control over financial reporting was effective at June 30, 2008.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. In our assessment of the effectiveness of internal control over financial reporting at June 30, 2008, we identified the following material weaknesses:
Controls over period-end financial reporting were not designed effectively. This has resulted in a significant number and magnitude of out-of-period adjustments to our consolidated financial statements as well as significant delays in completing our financial reporting requirements. Specifically, controls were not effective to ensure that accounting estimates and other adjustments were appropriately reviewed, analyzed and monitored by competent accounting staff on a timely basis, adequate cut-offs were maintained and intercompany transactions were appropriately reconciled among the divisions. Additionally, some of the adjustments that have been recorded relate to account reconciliations and analyses not being completed effectively. A material weakness in the period-end financial reporting process has a pervasive effect on the reliability of our financial reporting and has resulted in our not being able to meet our regulatory filing deadlines.
The Company operated with inadequate and insufficient accounting and finance resources to ensure timely and reliable financial reporting within the North American stamp division of the Collectibles segment. This has resulted in significant turnover in our accounting and finance personnel at the North American stamp division of the collectibles operation and delays in preparing our consolidated financial statements as of and for the year ended June 30, 2008. Additionally, documentation related to certain historical transactions was not available or, in certain circumstances, discernable. Specifically, we were unable to provide evidence for account reconciliations between our accounting system and auction management system and there were significant adjustments made to our consolidated financial statements based upon our ultimate interpretation of our accounting policies in accordance with generally accepted accounting principles.
The Company did not have adequate accounting policies that were formally and effectively communicated to the Company’s accounting and finance resources. This has resulted in adjustments relating to revenue recognition stemming from the terms and conditions documented on our invoices as well as within our consignment agreements with customers and potential customers, as well as when goods are delivered to customers and cash has been collected.

There were also circumstances where revenue was recognized at the time the inventory was transferred to the customer even though the inventory was sold on consignment or sold under materially extended payment terms. Additionally, our methodology for calculating our inventory reserves was not considered to comply with U.S. generally accepted accounting principles and resulted in additional out-of-period adjustments to the consolidated financial statements.
The Company did not design formal controls to ensure that the financial positions and results of operations of divisions were effectively consolidated on a timely basis. This has resulted in significant delays in preparing our consolidated financial statements as well as identifying out of balance situations between our divisions which would be required to effectively record adjustments on a timely basis. Our financial statement consolidation process was manually-intensive, prone to error as a result, and lacked an adequate design of controls. Without having controls designed effectively, management was not able to conclude on the operating effectiveness of the consolidation process.
The Company did not consistently maintain documentation as evidence to verify that controls were operating effectively. Specifically, documentation was not available to support certain sales transactions (i.e. bid sheets), inventory purchases, cash disbursements, salaries and wages paid to employees, stock option exercises and purchases of inventory and fixed assets. Additionally, consignor advance agreements were not generally available to support consignor arrangements within the North American stamp divisions of the Collectibles segment. There were also journal entries posted to the accounting system of the North American stamp division of the Collectibles operation that were not supported with independent documentation and review. Accordingly, the design of certain transaction-related controls could not be tested and management was not able to conclude on the operating effectiveness of these controls.
Transactions were not consistently approved by the appropriate level of management within the North American stamp division of the Collectibles segment. Specifically, certain vendor invoices did not have the appropriate approval as prescribed by the Company’s policies. Additionally, evidence did not exist to confirm that all sales posted to the division’s accounting system from the auction management system had been approved prior to posting, as prescribed within the division’s policies and procedures. There were also journal entries posted to the accounting system that were not approved.
Proper segregation of duties was not maintained over the accounting functions within our Collectibles operations. This was the result of operating with a small accounting staff within that division whereby overlapping responsibilities were unavoidable. Accordingly, one individual who had responsibility for reviewing and approving accounts payable transactions also had the ability to add new vendors, process vendor invoices and prepare cash disbursements to vendors. This individual was also responsible for reconciling the bank accounts at each period end and served as the primary preparer of the period-end financial statements. Finally, this individual has full general ledger access and is responsible for other incompatible duties.
Management of the North American stamp division has not designed controls to ensure the proper accounting for inventory. Specifically, there were no policies or procedures in place for the proper tracking, costing and valuing of inventory. Additionally, inventory purchases were not consistently supported by a Bill of Sale or other documentation deemed appropriate. Further, management does not count the inventory maintained cyclically, rather must rely on a year-end physical count to verify the existence of the inventory on-hand at period-end. Additionally, there were no controls in place to ensure that inventory was properly recorded upon receipt and costed when sold. Finally, costs for inventory purchased in bulk are allocated subjectively and adjusted without documentation or support. As a result of a lack of controls designed, management was not able to conduct any assessment of the operating effectiveness to ensure the proper valuation of inventory reported at June 30, 2008.
Management has not designed controls to ensure that the provision for income taxes is properly prepared on a timely basis. The Company relies solely on an outside consultant for the preparation of its highly complex provision for income taxes. The Company’s income tax provision has not been maintained on a regular basis and the Company has not developed and implemented internal review processes to ensure that the provision is prepared timely, adequately documented and appropriately reviewed.
Based on our assessment and the material weaknesses described above, we have concluded that our internal controls over financial reporting were not effective at June 30, 2008.
This Form 8-K does not include an attestation report of the Company’s independent registered public accounting firm regarding the internal control over financial reporting. Management’s report was not subject to attestation by the Company’s independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Form 8-K.
Remediation of Material Weaknesses
Management is in the process of implementing changes to its processes to improve its internal control over financial reporting. The following steps are being taken to remediate the conditions leading to the above stated material weaknesses. Management is taking the following actions:
•	Assuming a more active role in implementing an effective control environment over financial reporting to ensure reliable financial reporting going forward. This oversight will include establishing formalized accounting policies and procedures across all divisions as well as formalizing a financial reporting timeline for submission of financial results for all divisions. Additionally, management will standardize the method and content of the financial reports submitted by the divisions to ensure consistency and reliability.

•	Enhance the corporate accounting group, which did not exist prior to 2006. The corporate accounting group is being established to serve as a function separate from the operating divisions and has the responsibility, among other things, for consolidating those results and performing certain entity level accounting functions necessary to prepare consolidated financial results. Since June 30, 2008, new staff have been hired into key accounting functions within corporate accounting in order to elevate the depth of skills within this area. Additionally, the corporate accounting function has been relocated from Bethel, CT to Irvine, CA.

•	Management has begun to implement standardized reporting templates which are intended to improve the consistency and accuracy of financial reporting between the operating divisions and corporate. This should compress the overall time required to complete the financial closing process.

•	The North American stamp division is being relocated to Irvine, CA, which will improve the Company’s ability to effectively oversee and manage the operations. This will also provide management the opportunity to hire new accounting personnel with the requisite skills to properly record transactions for this division and adequately control financial reporting.

•	Management intends to implement a finance and accounting policy manual that communicates all relevant information related to significant accounting policies and required procedures which heretofore were understood at best informally and which have contributed to the material weaknesses identified.

•	Management is implementing formal monthly accounting closing meetings wherein divisional and corporate financial staff review results and accounting policy issues in detail.

•	Increased staffing levels by adding additional resources and consultants, with an emphasis on completing the restatement process and developing reliable financial reporting controls and procedures going forward.

•	Creating an internal audit function whose primary focus will be to monitor disclosure and financial reporting controls and to report its findings directly to the Audit Committee of the Board of Directors.

•	Hired a controller in the coin division in the Collectibles segment specifically to address the segregation of duties conflicts in that division.
We believe that for the reasons described above, we will be able to improve our internal controls and remedy the identified material weaknesses. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors, Executive Officers and Corporate Governance.
Set forth below is information regarding the directors and executive officers of the Company as of June 29, 2009.

Name	Age	Position(s)
Antonio Arenas	53	Executive Chairman and Director

Gregory N. Roberts	47	Chief Executive Officer, President and Director

Thor Gjerdrum	42	Chief Financial Officer and Executive Vice President

Carol Meltzer	50	Chief Administrative Officer, Executive Vice President, General Counsel and Corporate Secretary

Jeffrey D. Benjamin	47	Director

James M. Davin	63	Director

Name	Age	Position(s)
George Lumby	63	Director

John Moorhead	57	Director

Christopher W. Nolan, Sr.	44	Director
Antonio Arenas, a director since 2006, has served as our Executive Chairman since October 2007. Mr. Arenas has been a Managing Director and the Chief Executive Officer of COALCA, S.A., a company involved in the sale and distribution of consumer and pharmaceutical products, and land development in the Canary Islands and Spain, since 1994.
Gregory N. Roberts, a director since February 2000, has served as our President and Chief Executive Officer since March 2008. Mr. Roberts previously served as the President of the Company’s North American coin division, which includes Spectrum Numismatics and A-Mark Precious Metals; Mr. Roberts had been President of Spectrum Numismatics since the early 1990s. He is also a lifetime member of the Professional Numismatics Guild.
Thor Gjerdrum has served as our Chief Financial Officer and Executive Vice President since June 2008. Prior to that, Mr. Gjerdrum had served as Chief Financial Officer of A-Mark Precious Metals, Inc., a precious metals trading company acquired by the Company in 2005, since 2002.
Carol Meltzer has served as our Chief Administrative Officer since March 2008, our Executive Vice President since May 2006 and our General Counsel since 2004, and has provided legal services to the Company since 1995. She previously practiced law at Stroock & Stroock & Lavan LLP and Kramer Levin Naftalis & Frankel LLP.
Jeffrey D. Benjamin, a director since May 2009, has been a Senior Advisor to Cyrus Capital Partners, L.P. since 2008, where he assists with distressed investments. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008, Mr. Benjamin served as a senior advisor to Apollo Management, where he was responsible for a variety of investments in private equity, high yield and distressed securities. Mr. Benjamin is also a member of the Boards of Directors of Harrah’s Entertainment, Inc., Exco Resources, Inc. and Virgin Media Inc., and is a trustee of the American Numismatic Society.
James M. Davin has been a director since February 2000. Since 1993, Mr. Davin has been President of Davin Capital Corporation, a private investment company, and Davin Capital, L.P., a private investment partnership. Mr. Davin is a former member of the Advisory Board of the Georgetown University School of Business, from which he graduated in 1967, and has been an active member of the National Association of Securities Dealers, for which he was Chairman and Vice Chairman of Governors in 1987 as well as a board member from 1985 until 1988.
George Lumby, a director since December 2006, served as a partner at PricewaterhouseCoopers, where he acted as an auditor and a mergers and acquisitions specialist, until 2003. In 2003, Mr. Lumby established his own firm in Spain, which provides consulting services to companies involved in insolvency and reorganization situations. Mr. Lumby is currently a Fellow of the Institute of Chartered Accountants in England & Wales, a member of the Spanish Institute of Chartered Accountants (Instituto de Censores Jurados de Cuentas de España) and a member of the Spanish Official Register of Auditors (Registro Oficial de Auditores de Cuentas ROAC).
John (“Jay”) Moorhead, a director since June 2007, has been Managing Director of Westwood Capital, LLC, an investment banking firm, since 2005. Prior to joining Westwood Capital, Mr. Moorhead co-founded and was a principal of MillRock Partners, a boutique investment bank serving private middle market and public growth companies. From 2001 to 2003, Mr. Moorhead was a corporate finance partner at CE Unterberg Towbin.
Christopher W. Nolan, Sr., a director since June 2007, has been a Managing Director in the Mergers & Acquisitions group of Rabo Securities USA, Inc., a division of Rabobank International, a Dutch agribusiness bank with offices in New York, NY, since 2006, and was an Executive Director in the same group from 2002 through 2006. Mr. Nolan currently serves on the Board of Directors, and as a member of the Audit Committee, of United-Guardian, Inc. (NASDAQ: UG).
During the year ended June 30, 2008, Irving Kagan also served on our Board of Directors. Mr. Kagan retired from our Board of Directors in May 2009. Also during the fiscal year ended June 30, 2008, Matthew Walsh served as our acting Chief Executive Officer and as our President and Chief Financial Officer, and as a member of our Board of Directors. Mr. Walsh resigned from the Company in March 2008.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons owning more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of their ownership of, and transactions in, the Company’s common stock or other equity securities. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, during the fiscal year ended June 30, 2008, all of such persons were in compliance with all applicable Section 16(a) reporting requirements, except as follows: Greg Roberts, James Davin and Carol Meltzer with respect to certain Form 4 filings, and Christopher Nolan, John Moorhead and Thor Gjerdrum with respect to certain Form 3 and Form 4 filings.
There are no family relationships among any of the Company’s directors or executive officers.
Code of Ethics
The Audit Committee of the Company’s Board of Directors has adopted a Code of Ethics for Senior Financial and Other Officers (the “Code of Ethics”), which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and heads of major divisions, together with such other officers as the Audit Committee may from time to time designate. A copy of the Code of Ethics is filed herewith as Exhibit 14.1. To view the Code of Ethics, you may also go to our internet website located at www.spectrumgi.com and click on “Governance Policies.” You may also obtain a printed copy of the Code of Ethics, free of charge, by contacting us at the following address:
Spectrum Group International, Inc.
18061 Fitch
Irvine, California 92614
Telephone: (949) 955-1250
Audit Committee
The Company has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three members: James M. Davin (Chairman), Jay Moorhead and Christopher W. Nolan, Sr. The Company’s Board of Directors has determined that each member of the Audit Committee is “independent” (as that term is currently defined in Rule 5605(c)(2) of the Nasdaq listing standards). We have determined that no member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in accordance with applicable SEC rules. However, we believe that the members of our Board of Directors (including the members of the Audit Committee) are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
The Consolidated Financial Statements of the Company, together with the reports of the Independent Registered Public Accounting Firms thereon, are presented as follows:

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Spectrum Group International, Inc.
We have audited the accompanying consolidated balance sheet of Spectrum Group International, Inc. (the “Company”) as of June 30, 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for then year ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the combined financial statements of the European Operations of Spectrum Group International, Inc. (the “European Operations”). Such European Operations comprised approximately $28,772,000 or 12.4% of total assets as of June 30, 2008, and $22,543,000 or 0.8% of total revenues for the year then ended. The combined financial statements of the European Operations were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the European Operations, is based solely on the report of the other auditors.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.
In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Spectrum Group International, Inc. at June 30, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Effective July 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.” The effects of the adoption are more thoroughly discussed at Note 9 to the accompanying consolidated financial statements.
/s/ BDO Seidman, LLP
Costa Mesa, California
June 26, 2009

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
Spectrum Group International, Inc.
We have audited the accompanying combined balance sheet of the European Operations of Spectrum Group International, Inc. (as defined in Footnote 1, the “Companies”) as of June 30, 2008, and the related combined statements of operations, stockholders’ equity, comprehensive income (loss), and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies included in the European Operations of Spectrum Group International, Inc. at June 30, 2008, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Effective July 1, 2007, the Companies adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.”
/s/ Fabregas Mercade
Barcelona, Spain
June 19, 2009

SPECTRUM GROUP INTERNATIONAL, INC.
(formerly Escala Group, Inc. and Greg Manning Auctions, Inc.)
CONSOLIDATED BALANCE SHEET
(in thousands)

June 30,
2008
ASSETS
Current assets:
Cash and cash equivalents	$35,860
Accounts receivable and consignor advances, net — collectibles operations (Note 5)	7,014
Receivables and secured loans, net — trading operations (Notes 4, 5, 10 and 11)	24,499
Income taxes receivable (Note 9)	3,725
Litigation settlement receivable (Note 14)	5,975
Inventory, net (Notes 6, 10 and 11)	130,653
Deferred income taxes (Note 9)	189
Prepaid expenses and other assets	4,355

Total current assets	212,270

Long term inventory, net (Notes 6, 10 and 11)	297
Property and equipment, net (Note 7)	1,767
Real estate held for sale (Note 7)	1,640
Goodwill (Note 8)	6,525
Other purchased intangibles, net (Note 8)	8,673
Other assets	108

Total assets (Note 16)	$231,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, customer deposits and consignor payables	28,195
Liability on borrowed metals (Notes 10 and 11)	18,789
Accrued expenses and other current liabilities	15,737
Accrued litigation settlement (Note 14)	14,995
Income taxes payable (Note 9)	2,232
Line of credit (Note 10)	65,747
Other current liabilities	454

Total current liabilities	146,149
Deferred Tax Liability (Note 9)	2,592

Total liabilities	148,741

Minority interests (Note 13)	6,315

Commitments, contingencies and subsequent events — (Notes 14 and 17)

Stockholders’ Equity (Note 15):
Preferred Stock, $.01 par value, authorized 10,000 shares; issued and outstanding: none	—
Common Stock, $.01 par value, authorized 40,000 shares; issued and outstanding: 28,209	282
Additional paid-in capital	232,123
Accumulated other comprehensive income	13,141
Accumulated deficit	(169,322)

Total stockholders’ equity	76,224

Total liabilities and stockholders’ equity	$231,280

SPECTRUM GROUP INTERNATIONAL, INC.
(formerly Escala Group, Inc. and Greg Manning Auctions, Inc.)
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

For the Year Ended June 30,
2008
Revenues (Notes 4 and 16):
Sales of precious metals	$2,681,031
Collectibles revenues:
Sales of Inventory	155,661
Auction commissions earned	27,798

Total revenue	2,864,490

Cost of sales:
Cost of precious metals sold	2,669,580
Cost of collectibles sold	138,179

Total cost of sales	2,807,759

Operating expenses:
General and administrative (Notes 14 and 15)	42,200
Salaries and wages	12,991
Depreciation and amortization (Notes 7 and 8)	1,911
Litigation settlement (Note 14)	9,020

Total operating expenses	66,122

Operating loss	(9,391)

Interest and other income (expense):
Interest income	3,504
Interest expense (Note 10)	(3,683)
Other income (expense), net	80
Unrealized losses on foreign exchange (Note 2)	(3,251)

Interest and other income (expense)	(3,350)

Loss before income taxes and minority interest	(12,741)
Income taxes (Note 9)	(1,230)
Minority interests (Note 13)	(673)

Net loss	$(14,644)

Basic loss per share:	$(0.52)

Diluted loss per share:	$(0.52)

Weighted average shares outstanding:
Basic and diluted	28,138

SPECTRUM GROUP INTERNATIONAL, INC.
(formerly Escala Group, Inc. and Greg Manning Auctions, Inc.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE LOSS
(in thousands)

				Accumulated
	Common	Common	Additional	Other		Total
	Stock	Stock	Paid-in	Comprehensive	Accumulated	Shareholders’	Comprehensive
	in shares	in $	Capital	Income (Loss)	Deficit	Equity	Loss

Balance, July 1, 2007	28,135	$281	$231,562	$6,048	$(152,607)	$85,284
Net loss	—	—	—	—	(14,644)	(14,644)	$(14,644)
Unrealized loss from marketable securities	—	—	—	(49)	—	(49)	(49)
Change in cumulative foreign currency translation adjustment	—	—	—	7,142	—	7,142	7,142

Comprehensive loss	—	—	—	—	—	—	$(7,551)

Share based compensation (Note 15)	—	—	562	—	—	562
Issuance of common stock for restricted stock grants (Note 15)	74	1	(1)	—	—	—
Cumulative adjustment for FIN 48 adoption (Note 9)	—	—	—	—	(2,071)	(2,071)

Balance, June 30, 2008	28,209	$282	$232,123	$13,141	$(169,322)	$76,224

See reports of Independent Registered Public Accounting Firms and accompanying notes to financial statements.

SPECTRUM GROUP INTERNATIONAL, INC.
(formerly Escala Group, Inc. and Greg Manning Auctions, Inc.)
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

For the Year Ended June 30,
2008
Cash flows from operating activities:
Net loss	$(14,644)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization (Notes 8 and 9)	1,911
Provision for (recovery of) bad debts (Note 5)	66
Provision for inventory reserve (Note 6)	1,900
Stock based compensation (Note 15)	562
Provision (benefit) for deferred income taxes (Note 9)	17
Minority interests (Note 13)	673
Changes in assets and liabilities:
Accounts receivable and consignor advances	(860)
Receivables and secured loans	(7,472)
Litigation settlement receivable	(5,975)
Inventories	(12,287)
Prepaid and other	(174)
Accounts payable, accrued expenses and other liabilities	15,879
Income taxes	(2,058)
Accrued litigation settlement	14,995

Net cash used in operating activities	(7,467)

Cash flows used in investing activities:
Capital expenditures for property and equipment	(830)
Proceeds from disposition of assets	14

Net cash used in investing activities	(816)

Cash flows from financing activities:
Minority Interest Contribution	450
Borrowings under lines of credit, net	15,383

Net cash provided by financing activities	15,833

Effects of exchange rates on cash	7,142

Net increase in cash and cash equivalents	14,692
Cash and cash equivalents, beginning of year	21,168

Cash and cash equivalents, end of year	$35,860

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$3,701

Income Taxes	$1,032

See reports of Independent Registered Public Accounting Firms and accompanying notes to financial statement

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
1. BASIS OF PRESENTATION
Basis of Presentation
The consolidated financial statements reflect the financial condition, results of operations, and cash flows of Spectrum Group International, Inc. (the “Company” or “SGI”) and its subsidiaries, prepared utilizing the accounting principles generally accepted in the United States of America. The Company conducts its operations in two reporting segments: trading and collectibles. Each of these reporting segments represent an aggregation of various operating segments that meet the aggregation criteria set forth in Statements of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”
Business Segments
Trading
The Company’s trading business is conducted through A-Mark Precious Metals, Inc. (“A-Mark”) and its subsidiaries. A-Mark is a full-service precious metals trading company. Its products include gold, silver, platinum and palladium for storage and delivery in the form of coins, bars, wafers and grain. The Company’s trading-related services include financing, leasing, consignment, hedging and various customized financial programs. The Company owns 80% of A-Mark through its 80% ownership interest in Spectrum PMI, Inc. (“SPMI”), which owns all of the common stock of A-Mark. The remaining 20% of SPMI is owned by Auctentia, S.L. (“Auctentia”), a wholly owned subsidiary of Afinsa Bienes Tangibles, S.A. (“Afinsa”), which, together with Auctentia, owns approximately 67% of the Company’s outstanding common stock. Through its subsidiary Collateral Finance Corporation (“CFC”), a licensed California Finance Lender, A-Mark offers loans on precious metals and rare coin collateral to coin dealers, collectors and investors.
Collectibles
The Company’s collectibles business operates as an integrated network of global companies concentrating on philatelic (stamp) and numismatic (coin) materials, antique arms and armor, and historical memorabilia. Products are offered by way of auction or private treaty sales. The Company has offices and auction houses in the U.S., Europe and Asia. In addition to traditional live auctions, the Company also conducts Internet and telephone auctions.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
European Operations
The European Operations (the “European Operations”)of the Company are comprised of nine (9) European companies, each of which is wholly owned by the Company. The European Operations are primarily engaged in the sale of philatelic material by auction.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. These estimates include, among others, determination of lower of cost or market estimates for inventory and allowances for doubtful accounts, impairment assessments of long-lived assets and valuation reserve determinations on deferred tax assets, calculations of loss accruals and other complex contingent liabilities, and revenue recognition judgments. Actual results could materially differ from those estimates.
Concentrations of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk vary based on the business segment. Both segments are subject to the risks associated with holding cash and cash equivalents. Cash and cash equivalents are maintained with several financial institutions. Cash and cash equivalents held with foreign banks which provide no deposit insurance totaled $19,133,000 at June 30, 2008. Cash and cash equivalents held at US banks net of outstanding transactions totaled $16,727,000 at June 30, 2008, of which $16,563,000 was in excess of or not subject to deposit insurance coverage. Management of the Company believes that its cash and cash equivalents have been placed with quality financial institutions.
Concentrations specific to the Company’s business segments are as follows:
Trading. Assets that potentially subject the Company to concentrations of credit risk consist principally of receivables, loans of inventory to customers, and inventory hedging transactions. Concentration of credit risk with respect to receivables is limited due to the large number of customers composing the Company’s customer base, the geographic dispersion of the customers, and the collateralization of substantially all receivable balances. Based on an assessment of credit risk, the Company typically grants collateralized

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
credit to its customers. Credit risk with respect to loans of inventory to customers is minimal, as substantially all amounts are secured by letters of credit issued by creditworthy financial institutions. The Company enters into inventory hedging transactions, principally utilizing metals commodity futures contracts traded on national futures exchanges or forward contracts with only major credit worthy financial institutions. Substantially all of these transactions are secured by the underlying metals positions.
Collectibles. In certain circumstances, either in connection with auction sales or private treaty sales, which are held throughout the collectibles division, the Company may extend trade credit and release the sold goods to the purchaser prior to the receipt of payment. The Company evaluates each customer’s creditworthiness on a case-by-case basis; generally the customers who receive trade credit are professional dealers who have regularly purchased property at the Company’s auctions or whose reputation within the industry is known and respected by the Company. The Company makes judgments as to the ability to collect outstanding auction and consignor advances receivable, and provides an allowance for the portion of receivables for which collection is doubtful. The Company continuously monitors payments from its customers and maintains allowances for doubtful accounts for estimated losses in the period they become known. As the Company recognizes sales and commission revenues on a cash basis, such reserves are reflected within the collectibles inventory reserve.
In limited situations, trade credit is extended with respect to the sale of consigned product, where the purchaser takes possession of the consignor’s property. Although the terms and provisions of the Company’s auctions and consignment agreements do not require the Company to extend such credit and generally obligate the Company to pay the consignor only after the Company has received payment from the purchaser, when the consigned goods are delivered to a purchaser prior to the receipt of payment, the Company may be deemed to have assumed risk of loss associated with the trade credit, and the responsibility of collection of the trade credit amount from the purchaser. Losses to date under these situations have not been material.
Cash Equivalents
The Company considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents.
Marketable Securities
The Company retains an interest in one marketable security which has a historical cost basis of $135,000, and a carrying value (at market) of $55,000.
Inventory
Trading Inventory
The Trading segment’s inventories primarily include bullion and bullion coins and are stated at published market values plus purchase premiums paid on acquisition of the metal. The amount of premium included in the inventories as of June 30, 2008 totaled $719,000. Commemorative coins, which are not hedged are included in inventory at the lower of cost or market as of June 30, 2008, totaled $1,358,000. For the year ended June 30, 2008, the unrealized gain resulting from the difference between market value and cost of physical inventories totaled $3,187,000, and is included as a reduction of the cost of products sold in the accompanying consolidated statements statement of operations. Such gains are generally offset by the results of hedging transactions, which have been reflected as a net gain on derivative instruments, which is a component of cost of products sold in the consolidated statement of operations.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
The Trading segment’s inventories include amounts borrowed from various suppliers under ongoing agreements totaling $18,789,000 at June 30, 2008. A corresponding obligation related to metals borrowed is reflected on the consolidated balance sheet (See Note 10).The trading segment also protects substantially all of its physical inventories from market risk through commodity hedge transactions (See Note 11).
The Trading Segment periodically loans metals to customers on a short-term consignment basis, charging interest fees based on the value of the metal loaned. Inventories loaned under consignment arrangements to customers at June 30, 2008 totaled $15,601,000. Such inventory is removed at the time the customer elects to price and purchase the metals, and the Company records a corresponding sale and receivable. Substantially all inventory loaned under consignment arrangements is secured by letters of credit issued by major financial institutions for the benefit of the Company or under an all-risk insurance policy with the Company as the loss-payee.
Collectibles Inventory
The collectibles segment’s inventories are stated at the lower of cost or management’s estimate of net realizable value, and are accounted for under the specific identification method. In instances where bulk purchases are made, the cost allocation is based on the relative market values of the respective goods. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has declined in value and incurs a charge to operations for such declines. The Company records write-downs based on two methodologies; specific write-downs on certain items based on declines in the marketplace, and estimated write-downs based on inventory aging depending on the category and type of inventory (where such percentages are supported by historical experience). If actual market conditions are less favorable than those projected by management and the Company’s estimates prove to be inaccurate, additional write-downs or adjustments to recognize additional cost of sales may be required.
In certain instances, the Company holds inventory for a period of time in excess of one year. Inventories, which are not expected to be sold within one year, are classified as long term inventory in the consolidated balance sheet. Once the selling period is determined to be less than one year, the non-current amounts are re-classified to current. The Company had inventory of $297,000 classified as long-term as of June 30, 2008.
The Company has agreements with certain suppliers to share the net profits or losses attributable to the sale of specified items of inventory. The Company determines the selling price of the inventory and acts as the principal in these transactions; taking title to the inventory and bearing risk of loss, collection, delivery and returns.
Derivative Financial Instruments
The Company’s trading operations enter in to a variety of transactions that are accounted for under Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”). The contracts consist primarily of precious metals forwards and futures contracts. The derivative instruments do not qualify for hedge accounting and accordingly are marked to market through current earnings. See further discussion of derivative financial instruments in Note 11.
Property and Equipment
The Company’s property and equipment consists primarily of computer and office equipment; furniture and fixtures, leasehold improvements and computer software. The Company’s land and building owned at June 30, 2008 was sold subsequent to year-end and has been, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No 144”), reflected as held for sale in the

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
consolidated balance sheet at the lower of cost or net realizable value. Fixed assets are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Equipment is depreciated over estimated useful lives ranging from three to ten years. Furniture, fixtures and leasehold improvements are depreciated over estimated useful lives ranging from three to twenty years. Computer software is amortized over estimated useful lives ranging from three to five years.
Goodwill and Intangible Assets
In June 2001, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 141, Business Combinations (“SFAS 141”), and SFAS No. 142, Goodwill and Other Intangible Assets, (“SFAS 142”) effective for fiscal years beginning after December 15, 2001. Under these rules, goodwill is no longer amortized but is subject to annual impairment tests in accordance with SFAS 142. Other identifiable intangible assets continue to be amortized over their useful lives. The Company regularly reviews business conditions and other relevant factors to determine whether impairment conditions exist and performs its annual impairment test at year-end each year. The Company utilizes the discounted cash flow method to determine the fair value of each of its reporting units, which include the individual operating entities of the trading and collectible reporting segments. If the carrying amount of a reporting unit exceeds its fair value, the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. In calculating the implied fair value of the reporting unit goodwill, the present value of the reporting unit’s expected future cash flows is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the present value of the reporting unit’s expected future cash flows over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. During the year ended June 30, 2008, no impairment of goodwill was identified.
Long-Lived Assets
Long-lived assets, other than goodwill, are evaluated for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of these assets and its eventual disposition is less than its carrying amount. Intangible assets are primarily evaluated on an annual basis, generally in conjunction with the Company’s evaluation of goodwill balances. Impairment, if any, is assessed by using internally developed discounted cash flows estimates, and independent appraisals to determine fair value. The determination of whether or not long-lived assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the estimated future cash flows expected to result from the use of those assets. Changes in the Company’s strategy, assumptions and/or market conditions could significantly impact these judgments and require adjustments to recorded amounts of long-lived assets. During the year ended June 30, 2008, no impairment of long-lived assets, including purchased intangible assets, was identified.
Long-lived assets include other purchased intangible assets, which primarily consist of the value of customer relationships, non-compete agreements and trademarks. Amortizable intangible assets are primarily being amortized on a basis that approximates economic use, over periods ranging from four to fifteen years.
Consolidated Joint Venture
On March 28, 2008, A-Mark entered into a Joint Venture Limited Liability Company Agreement (“Agreement”) with a third party marketing company and contributed $450,000 for a 50% ownership in the joint venture named Winter Game Bullion Ventures, LLC (“WGBV”), which was formed on March 28, 2008. The purpose of the joint venture is solely to purchase, market, distribute and sell 2010 Vancouver Winter Olympic Bullion and Commemorative Coins. The term of the Agreement is through June 30, 2011, unless extended by mutual agreement of the members or sooner terminated, as defined in the Agreement.
The Company has determined that WGBV is a variable interest entity (“VIE”) and that A-Mark is the primary beneficiary. In accordance with FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
46”) – an Interpretation of ARB 51, as Revised in December 2003, A-Mark has consolidated the financial position of WGBV as of June 30, 2008 and the results of its operations from March 28, 2008 (inception) to June 30, 2008 in these consolidated financial statements. Please see further discussion at Note 13.
Consignor Advances and Payables
Consignor advances are cash advances on inventory consigned from a third party for sale by the Company at a later date at which time the advance will be deducted from the proceeds. Consignor advances are short term in duration and are typically interest bearing at prevailing rates. Amounts payable to consignors represent amounts due the third party for the sale of their consigned inventory by the Company. Such amounts are non-interest bearing.
Fair Value of Financial Instruments
The carrying amounts of financial instruments approximated fair value as of June 30, 2008 due to the relative short maturity of these instruments. The financial instruments include cash and cash equivalents, accounts receivable and consignor advances, receivables and secured loans, accounts payable, customer deposits and consignor payables, liability on borrowed metals and line of credit.
Revenue Recognition
Trading.The Company records sales of precious metals upon shipment and transfer of title (see further discussion below). The Company records revenues from its metal assaying and melting services after the related services are completed. Commodity futures and forward contract transactions are recorded at fair value on the trade date. Open futures and forward contracts are reflected in receivables in the consolidated balance sheet as the difference between the original contract value and the market value; or at fair value. The change in unrealized gain (loss) on open contracts from one period to the next is reflected in net (gain) loss on derivative instruments, which is a component of precious metals sold in the consolidated statement of operations. Financing revenue is recorded over the terms of the receivable and consists of interest and related fees.
The Company accounts for its metals and sales contracts using settlement date accounting. Pursuant to such accounting, the Company recognizes the sale or purchase of the metals at settlement date. During the period between trade and settlement date, the Company has essentially entered into a forward contract that meets the definition of a derivative in accordance with SFAS 133. The Company records the derivative at the trade date with a corresponding unrealized gain (loss) which is reflected in the cost of metals sold in the consolidated statement of operations. The Company adjusts the derivative to fair value on a daily basis until the transaction is settled. Sales which are physically settled are recognized in gross on the consolidated statement of operations.
Collectibles. The Company’s collectibles segment derives revenues from two primary sources: auctions and private treaty sales.
Auction Sales. In its role as auctioneer, the Company generally functions as an agent accepting property on consignment from its selling clients. The Company sells property as agent of the consignor, billing the buyer for property purchased, receiving payment from the buyer and remitting to the consignor the consignor’s portion of the buyer’s payment after deducting the Company’s commissions, expenses and applicable taxes. The Company’s commissions include those earned from the buyer (“buyer’s premium revenue”) and those earned from the consignor (“seller’s commission revenue”), both of which are calculated as a percentage of the value of the final bid at auction (the “hammer price”) of property sold at auction. The Company recognizes revenues from the buyer’s premium and seller’s commission upon receipt of cash, which generally occurs upon delivery of the property sold at auction. Commission revenue for the year ended June 30, 2008 was $18,878,000.
The Company also sells its own inventory at auction. Revenue from the sales of owned inventory at auction is recognized upon receipt of cash and is recorded at the hammer price on a gross basis, with corresponding product cost recorded as a direct cost of sale. In addition, the Company recognizes a commission on the hammer price, which is paid by the buyer. Sales returns have not been material.
The Company does not provide any guarantee with respect to the authenticity of property offered for sale at its live auctions; however it does authenticate the materials sold via Internet auction. All property presented for sale at live auction is sold as genuine and as described by the Company in its auction catalogues. In the event that auctioned property is deemed to be other than authentic (in the opinion of a competent authority mutually acceptable to the buyer and the Company), the Company refunds the purchase price if returned within a specified time period. Historically, returns have not been material and the Company generally sells large collections on an “as is” basis.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Private Treaty Sales. The Company engages in private treaty sales of both consigned property and sales of owned inventory to third parties (merchant/dealer relationships and direct to consumer sales). Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes private treaty sales of consigned property at an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized upon receipt of cash, which generally occurs upon delivery of the property. The Company recognizes private treaty sales of owned property upon receipt of cash, which generally occurs upon delivery of the property.
Commodity Contracts
Net (gain) loss on derivative instruments, which is included in the cost of precious metals sold, includes amounts recorded on the Company’s outstanding metals forwards and futures contracts and on open physical purchase and sale commitments. The Company records changes in the market value of its metals forwards and futures contracts as income or loss, the effect of which is to offset changes in market values of the underlying metals positions.
The Company records the difference between market value and trade value of the underlying commodity contracts as a derivative asset or liability (see Note 5), as well as recording an unrealized gain or loss on derivative instruments in the Company’s consolidated statement of operations. During the year ended June 30, 2008, the Company recorded a net unrealized loss on open future commodity and forward contracts of $1,853,000 and a net realized loss on metals forward and future contracts of $14,422,000 in net (gain) loss on derivative instruments (reflected in the cost of precious metals sold) in the consolidated statement of operations.
Foreign Currency Translation
The consolidated financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in other comprehensive income (loss), a component of stockholders’ equity. Gains and losses resulting from other foreign currency transactions are included in interest and other income (expense).
For the year ended June 30, 2008, the Company recognized $3.3 million of unrealized losses on foreign exchange in the consolidated statement of operations in connection with the translation of Euro denominated loans totaling $26.3 million owed by SGI and its US subsidiaries to certain of its subsidiaries included in its European Operations.
Comprehensive Income (Loss)
Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company’s items of other comprehensive income (loss) are foreign currency translation adjustments, which relate to investments that are permanent in nature and unrealized gains and losses related to the Company’s available-for-sale securities, net of applicable income taxes. To the extent that such amounts relate to investments that are permanent in nature, no adjustments for income taxes are made.
Stock Based Compensation
SGI has certain stock option plans that provide for the issuance of options and restricted stock grants to key employees and directors to purchase shares of common stock of the Company. Please refer to further discussion of the plans at Note 15.
Effective, July 1, 2005, the Company accounts for stock-based compensation under SFAS No. 123R, “Share-Based Payment,” (“SFAS No. 123R”) using the modified prospective method, which requires measurement of compensation cost for all stock awards at fair value on date of grant and recognition of compensation over the service period for awards expected to vest. Further, under the modified prospective method, the fair value

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
associated with the unvested portion of the prior grants remaining at the date of adoption is recorded to stock compensation expense over the future requisite service period. During fiscal 2008, the Company granted no stock options; however, the Company granted restricted stock grants. The fair value of restricted stock grants is based quoted market price at the date of grant. All of the options granted are valued using the Black-Scholes valuation model, which is consistent with the Company’s valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123. The Black-Scholes valuation model requires the input of subjective assumptions including estimating the length of time employees will retain their vested stock options before exercising them (the “expected term”), the estimated volatility of the common stock price over the expected term, and the number of options that will ultimately not complete their vesting requirements (“forfeitures”). Changes in these subjective assumptions can materially affect the estimate of fair value of stock-based compensation and,consequently, the related amount recognized as an expense on the consolidated statements of operations. As required under the accounting rules, the Company reviews its valuation assumptions at each grant date and, as a result, is likely to change its valuation assumptions used to value employee stock-based awards granted in future periods. The values derived from using Black-Scholes model are recognized as expense over the vesting period, net of estimated forfeitures. The estimation of stock awards that will ultimately vest requires significant judgment. Actual results, and future changes in estimates, may materially differ from the Company’s current estimates.
Marketing
Auction catalogue production and distribution costs, auction marketing/advertising costs and all other marketing/advertising costs are expensed as incurred. Advertising expense for the year ended June 30, 2008 was $2,983,000.
Income Taxes
As part of the process of preparing its consolidated financial statements, the Company is required to estimate its provision for income taxes in each of the tax jurisdictions in which it conducts business, in accordance with the provisions of FASB No. 109, “Income Taxes”. The Company computes its annual tax rate based on the statutory tax rates and tax planning opportunities available to it in the various jurisdictions in which it earns income. Significant judgment is required in determining the Company’s annual tax rate and in evaluating uncertainty in its tax positions. The Company recognizes a benefit for tax positions that it believes will more likely than not be sustained upon examination. The amount of benefit recognized is the largest amount of benefit that the Company believes has more than a 50% probability of being realized upon settlement. The Company regularly monitors its tax positions and adjusts the amount of recognized tax benefit based on its evaluation of information that has become available since the end of its last financial reporting period. The annual tax rate includes the impact of these changes in recognized tax benefits. When adjusting the amount of recognized tax benefits, the Company does not consider information that has become available after the balance sheet date, but does disclose the effects of new information whenever those effects would be material to the Company’s consolidated financial statements. The difference between the amount of benefit taken or expected to be taken in a tax return and the amount of benefit recognized for financial reporting represents unrecognized tax benefits. These unrecognized tax benefits are presented in the consolidated balance sheet principally within income taxes payable.
The Company records valuation allowances to reduce deferred tax assets to the amount that is more likely than not to be realized. When assessing the need for valuation allowances, the Company considers future taxable income and ongoing prudent and feasible tax planning strategies. Should a change in circumstances lead to a change in judgment about the realizability of deferred tax assets in future years, the Company would adjust related valuation allowances in the period that the change in circumstances occurs, along with a corresponding increase or charge to income.
Changes in recognized tax benefits and changes in valuation allowances could be material to the Company’s results of operations for any period, but is not expected to be material to the Company’s consolidated financial position.
The Company adopted the provisions of FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN No. 48”) on July 1, 2007. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 “Accounting for Income Taxes” and prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest, and penalties, accounting in interim periods, disclosure, and transition. Please refer to Note 9 for further discussion regarding the adoption of this pronouncement.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Earnings Per Share
Basic earnings per share does not include the effects of potentially dilutive stock options and other long-term incentive stock awards, and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects, in periods in which they have a dilutive effect, commitments to issue common stock and common stock issuable upon exercise of stock options for periods in which the options’ exercise price is lower than the Company’s average share price for the period.
A reconciliation of shares used in calculating basic and diluted earnings per common shares follows. Since the Company incurred a net loss for the fiscal year ended June 30, 2008, basic and diluted loss per share were the same because the inclusion of 893,000 potential common shares related to outstanding stock options and restricted stock grants in the calculation net loss per share would have been anti-dilutive. There is no dilutive effect of stock appreciation rights as such obligations are not settled and out of the money at June 30, 2008.

(thousands of shares)
Year ended June 30, 2008
Basic weighted average shares outstanding	28,138
Effect of common stock equivalents — stock options and stock issuable under employee compensation plans	—

Diluted weighted average shares outstanding	28,138

Recent Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The FASB has since issued FASB Staff Positions (“FSP”) Nos. 157-1 and 157-2, and proposed FSP 157-c to amend SFAS 157. FSP 157-1 clarifies the exclusion of SFAS 13, and its related interpretive accounting pronouncements that address leasing transactions from the scope of SFAS 157, while FSP 157-2 delays for one year the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP 157-c clarifies the principles in SFAS 157 on the fair value measurement of liabilities. Effective July 1, 2008, the Company will adopt SFAS 157, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly market. Implementation of SFAS 157 is not expected to have a material effect on the Company’s consolidated financial position and results of operations, and is not expected to have an effect on the Company’s existing fair-value measurement practices. However, SFAS 157 requires disclosure of a fair-value hierarchy of inputs the Company uses to value an asset or a liability.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). This statement provides an option under which a company may irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. This fair value option will be available on a contract-by-contract basis with changes in fair value recognized in earnings as those changes occur. SFAS 159 is effective at the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has determined that it will not adopt the fair value option available under SFAS 159.
In December 2007, the FASB issued SFAS No. 141R (revised 2007), Business Combinations (“SFAS 141R”). This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
the goodwill acquired. SFAS 141R also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. The statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and should be applied prospectively for all business combinations entered into after the date of adoption. The Company will adopt SFAS 141R on July 1, 2009 and has not yet determined the impact of adopting SFAS 141R on its consolidated financial position, results of operations and cash flows.
In December 2007, the FASB issued SFAS No. 160,Noncontrolling Interests in Combined Financial Statements (“SFAS 160”). SFAS 160 outlines the accounting and reporting for ownership interests in subsidiaries held by parties other than the parent, the amount of combined net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is decombined. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The statement is effective for fiscal years beginning on or after December 15, 2008. The Company will adopt SFAS 160 on July 1, 2009 and has not yet determined the impact of adopting SFAS 160 on its consolidated financial position, results of operations and cash flows.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which requires certain disclosures related to derivative instruments. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the requirements of SFAS 161 and the impact, if any, that the adoption of this statement will have on the Company’s consolidated financial position, results of operations and cash flows.
In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. FSP 142-3 must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact that FSP 142-3 will have on its consolidated financial position, results of operations and cash flows.
In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with generally accepted accounting principles. The adoption of SFAS 162 is not expected to have a material impact on the Company’s consolidated financial position, results of operations and cash flows.
3. RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS
Overview
Since September 2003, Afinsa, either directly or through Auctentia, has owned a majority of the Company’s common stock. In August 2003, the Company and Afinsa entered into supply contracts, under which the Company became the exclusive supplier of collectibles, primarily stamps, to Afinsa. To fulfill its obligations under the supply contracts with Afinsa, the Company maintained supply operations within the U.S. and at the Company’s subsidiary in Spain, GMAI-Auctentia Central de Compras, S.L. (later changed to “Central de Compras Coleccionables, S.L.”) (“CdC”). Sales of philatelic material to Afinsa under the global supply contracts were made via the fulfillment of purchase orders from Afinsa. The Company generally purchased, inspected, and processed the philatelic materials in a format specified by Afinsa. The prices for materials sold by the Company to Afinsa under the supply contracts were negotiated between the parties and, in some instances, were done so with reference to (and as a percentage of) catalogue values. Some catalogues used for this purpose set their values independently, while others did so at the direction of or with participation by the Company and/or Afinsa. In some cases, values which were set by the Company were not published in a catalogue.
The Company historically reported its transactions with Afinsa under the supply contracts as sales, and recorded revenues and gross profits from those sales. The Company understood that Afinsa used the materials that it acquired from the Company in connection with transactions between itself and its clients, and issued financial statements which reflected its transactions with its investors as sales, for prices substantially higher than what Afinsa had paid to the Company for the material.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Transactions under the supply contracts were terminated on May 9, 2006, when Spanish judicial authorities closed down Afinsa’s business operations and began an investigation related to alleged criminal wrongdoing by Afinsa and certain of its executives. This investigation was later expanded to include several former officers and directors of the Company. Thereafter, the Company’s Board of Directors directed its Audit Committee to conduct an investigation (the “Audit Committee Investigation”) into the Company’s transactions with Afinsa.
In July 2006, Afinsa was placed in insolvency proceedings and three trustees were appointed to oversee its operations.
In December 2006, based on the results of the Audit Committee Investigation, the Company announced that it had determined to restate its previously reported consolidated financial statements for its fiscal years ended June 30, 2003, June 30, 2004, June 30, 2005, and for the first three quarters of the fiscal year ended June 30, 2006. The Company also announced that, as a result, the Company’s previously issued financial reports and the related audit reports should no longer be relied upon.
In March 2007, the trustees of Afinsa issued a report on the business and operations of Afinsa (the “Afinsa Report”).
In the course of preparing its historical consolidated financial statements for restatement, management realized that additional adjustments to the Company’s consolidated financial statements needed to be considered, unrelated to the Afinsa transactions. Accordingly, the Company expanded the scope of its internal restatement work and has identified and recorded adjustments to correct for various errors in accounting in addition to the restatements arising from the Afinsa transactions. In certain cases, errors that might not have been required to be adjusted because they were not material prior to the restatement of the Afinsa transactions became material as a result of the restatement of those transactions.
The nature and extent of the restatements that are material to the Company’s consolidated financial statements are described below. The impact of the prior period adjustments are incorporated herein as the adjustments are cumulatively reflected in the opening accumulated deficit balance as of July 1, 2007.
Transactions with Afinsa
Revenue recognition.
Management of the Company has concluded that, in light of all the facts and circumstances now known to it, the Company’s transactions with Afinsa did not satisfy all the conditions for revenue recognition under U.S. generally accepted accounting principles and therefore that the recognition of revenue was improper.
Among the facts and circumstances considered by the Company are the following:

1.	Afinsa and the Company were parties under common control.

2.	The Company purchased the philatelic material and transferred it to Afinsa to enable Afinsa to conduct its business.

3.	The business of Afinsa was to enter into transactions with its customers which, under U.S. generally accepted accounting principles, constituted financing transactions rather than sales. In reaching this conclusion, the Company relied upon the facts developed in the Audit Committee Investigation and in the Afinsa Report. Among those facts are these: Afinsa’s customers would deposit funds with Afinsa for a specified period of years, and at the end of an agreed-upon contract term the investors would have the option of receiving either (i) the specified stamps or other philatelic material set forth in the contract, or (ii) the principal sum invested, plus a contractually specified interest rate. In effect, this gave to the investors a guaranteed right to return the philatelic materials to Afinsa. According to the Audit Committee investigation and the Afinsa Report, most - if not all - of them exercised this right, opting to receive the principal and fixed interest on their investment rather than the philatelic material itself. In addition, in most cases, Afinsa maintained physical possession of the philatelic material until the end of the contract term. In light of those facts, the Company does not believe that those transactions met the criteria for recognizing sales under U.S. generally accepted accounting principles, but rather constituted financing transactions, with the philatelic material serving as collateral.

4.	Both Afinsa and the Company were involved in determining the prices that Afinsa would pay for the material, as well as (in certain cases), the catalogue values upon which those prices were based.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
For these reasons, among others, the Company’s transactions with Afinsa should have been recorded as “transfers of assets” between a subsidiary (the Company) and its parent (Afinsa). The amounts received by the Company from Afinsa in excess of its cost basis in the stamp materials transferred should have been treated as a capital contribution by Afinsa. The administrative costs incurred by the Company in procuring the stamp materials should have been expensed as operating expenses as incurred. Accordingly, the Company has restated its historical consolidated financial statements to remove entirely the effects of these transactions which occurred from August 2003 through May of 2006 from its consolidated statements of operations. The assets purchased for sale to Afinsa have been characterized on its consolidated balance sheet as “assets purchased to service the supply contract with Afinsa”, and the revenue that the Company originally recorded from its sales to Afinsa in excess of the “assets purchased to service the supply contract with Afinsa” has been recorded as additional paid-in capital. As of the date of cessation of Afinsa’s operations, the Company has re-characterized the “assets purchased to service the supply contract with Afinsa” as “inventory”, and the Company has recorded a reserve to appropriately reduce that inventory to the lower of cost or market (See “Note 6 - Inventory” below).
Transfer of Net Assets and Exchange of Shares between the Company and Auctentia.
The restatement corrects the Company’s improper application of purchase accounting with respect to stock transactions between the Company and Auctentia. On September 8, 2003, the Company consummated three separate transactions with Auctentia, a wholly-owned subsidiary of Afinsa, in connection with which the Company issued an aggregate of 13 million shares of its common stock to Auctentia in exchange for (i) all of Auctentia’s equity interests in seven of its European-based operating subsidiaries (located in Germany, Switzerland and Spain), (ii) all of Auctentia’s equity interest in CdC, whose sole assets consisted of certain philatelic and art inventory, and (iii) the Euro equivalent of $5,000,000 in cash, which was used as working capital for the newly combined companies. The transactions were originally recorded using purchase accounting, whereby the assets were recorded at fair value, including the recordation of goodwill. After a further review of the Company’s historical, current and contracted future relationship with Auctentia and Afinsa at the time, the Company has now concluded that each transaction should have been characterized as a transfer of net assets and an exchange between a parent and its subsidiary, and should have been accounted for at historical carrying cost. The accounting for the transaction has been corrected such that the assets received by the Company from Auctentia have been recorded at their historical cost basis and the excess of the fair value of the common stock issued to Auctentia by the Company over the cost basis of the assets received has been treated as a distribution to Auctentia. The costs incurred by the Company to consummate the transaction have been expensed as incurred. The subsequent acquisitions by the Company of the remaining minority ownership interests in two of the Auctentia subsidiaries were recorded at fair value as the minority shareholders were unrelated third parties.
Other Restatements
Revenue Recognition.
The restatement corrects the improper recognition of revenue for transactions involving each of the Company’s principal collectibles division product lines that did not satisfy various conditions required for revenue recognition. The Company’s transactions affected by this restatement primarily relate to (a) auction sales, of both Company owned product and consigned product, in which revenue was improperly recorded upon “hammer fall”, (b) private treaty sales, in which revenue was improperly recorded at shipment, (c) trading activities, in which inventories that were “sold” to parties from whom inventories were “purchased” on the same day (“Like-Kind Exchanges”) were improperly recognized as sales, and (d) transactions with a controlled entity, in which the sales to the affiliate were improperly recognized as revenue. Upon further review of the contracts, facts and circumstances associated with all of these sales transactions, management determined the following:
•	Auction Sales of Company Owned Product have historically been recognized as revenue upon “hammer fall.” Management determined that one of the criteria for recording revenue, primarily transfer of

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
ownership through delivery, had generally not occurred until the cash was received. Accordingly, all auction sales of Company owned product have been restated to recognize revenue upon receipt of cash.

•	Auction Sales of Consigned Product have historically resulted in the recognition of the Company’s commission upon “hammer fall.” Management determined that its auction contracts do not obligate the Company to pay the consignor, and the Company does not earn its commission, until the cash from the sale of the consigned materials has been collected. Accordingly, all auction sales of consigned product have been restated to recognize the Company’s commission upon the collection of cash from the purchaser.

•	Private Treaty Sales have been historically recognized upon shipment of the product. Management determined that certain of the terms of sale were not expressly provided for certain sales transactions. For other sales, the transactions commenced with product being placed on consignment with the customer and the customer subsequently electing to purchase the product, for which evidence of such election has not been retained. Accordingly, all of these sales transactions have been restated to reflect the recognition of revenue upon receipt of cash.

•	Like-Kind Exchanges, as defined in relevant accounting literature, have historically been recognized as sales transactions. Like-kind exchanges generally relate to situations where the Company enters into an arrangement to sell certain of its inventory to a party and contemporaneously purchases inventory from the same party in order to facilitate sales to its ultimate customers. Historically these transactions have been recorded as separate purchases and sales, inclusive of any gross profit realized. Management has determined that the transactions which do not have cash boot in excess of 25% should have been treated as like-kind exchanges in which purchases are recorded at the historical cost of the inventory exchanged, with gross profit being recognized upon sell-through of the inventory received. Accordingly, the transactions were restated to reverse any gains recorded on the contemporaneous delivery and receipt of inventories and the inventory received was recorded at the historical cost of the inventory supplied in the exchange, as adjusted for cash boot.

•	Transactions with a Controlled Entity. In 2001, the Company entered into an exclusive sales agreement with the Spectrum Fund I, Ltd (the “Fund”). The operations of the Fund ceased in 2006. Pursuant to the terms of the agreement, the Company was the exclusive supplier of investment grade Numismatic materials to the Fund. The Company also served as the exclusive sales agent of the Fund. The Fund provided the Company with a profit sharing arrangement whereby the Company would receive a specified percentage of the profits from the ultimate sale of the Fund’s Numismatic materials above a specified minimum guaranteed return to the Fund. Further, the Company managed the operations of the Fund, making investment and sales decisions on behalf of the Fund. Lastly, the Company maintained the Fund’s books and records, handled its cash accounts and held in its custody the Numismatic materials the Fund had purchased from the Company.

Management has determined that the agreement with the Fund should have been treated as a loan arrangement between the Fund and the Company, with the Fund acting as lender. Accordingly, the sales of inventory to the Fund have been restated to reflect loans from the Fund and inventory repurchases from the Fund have been restated to represent the repayment of those loans. Interest expense has been recorded by the Company at the guaranteed minimum return provided to the Fund, as adjusted for the excess of the gross profit realized by the Fund from the sales back to the Company in excess of the guaranteed minimum return. The profit sharing recorded by the Company has been reversed and reflected as a reduction to interest expense.
Inventory.
The restatement corrects the accounting relating to the costing and recordation of reserves for inventory, as follows:
•	Inventory Reserves. The documentation maintained by the Company does not support its recordation of loss

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
reserves relating to Philatelic and Numismatic inventories. Accordingly, the Company has restated its loss reserves based on an in-depth analysis of the inventories on hand at each determination date.

•	Inventory Costing. Historically inventories have been recorded under the specific identification method. In instances where bulk purchases are made, it is the Company’s policy to allocate the cost based on the relative market values of the respective materials acquired. As part of the restatement process, management reviewed the mechanics of the historical cost allocation and determined that the methodology being applied for its Philatelic operations required modification in order to more appropriately cost items acquired in bulk purchases based on relative market values. The Company has reviewed and where necessary revised its original cost allocations for the periods being restated.
Stock-based compensation
The restatement corrects the historical accounting for stock-based compensation as it relates to the underlying calculations used by the Company in disclosing and recording such transactions for employee, director and non-employee stock option awards. Management has determined that certain assumptions and mathematical calculations used in the applicable fair value calculations were applied and/or calculated incorrectly. The Company has reviewed and revised its original accounting and recording of stock-based compensation as appropriate for the periods being restated.
Purchase Accounting
The restatement corrects the historical accounting for the Company’s purchase of Bowers and Merena Auctions, Kingswood Coin Auctions, Superior Sports Auctions, Greg Martin Auctions, Nutmeg Stamp Sales, HR Harmer and John Bull Stamp Auctions. Specifically, in its original determinations of the accounting related to the purchase of these entities, the Company recorded the fair values of the assets acquired based on management estimates which were not documented. Management has subsequently obtained independent appraisals and has restated its purchase accounting based on the findings reflected in the appraisals.
Impairment of Indefinite Lived Intangible and Long-Lived Assets
The restatement corrects the historical accounting for “indefinite lived intangible” and “long-lived” assets. Management has determined that the historical internally prepared annual reviews of the indefinite lived intangible and long-lived assets for impairment did not meet applicable accounting standards. Accordingly, Management engaged an outside firm specializing in these types of valuations to provide an appraisal for such assets at each respective annual determination date. Based upon the appraisals, the Company has reviewed and revised the original accounting to reflect the recoverability of the indefinite lived intangible and long-lived assets and, when impaired, has adjusted the carrying amounts to fair value, calculated based on the future discounted and undiscounted net cash flows, respectively, expected to be generated by the assets.
Other
The Company has identified and recorded other adjustments and reclassifications to its historical accounting records to correct certain other errors, including, but not limited to: (1) correction to the Company’s calculation of foreign exchange transactions, primarily as a result of the adjustments to the related party transactions with Afinsa as described above, and errors in the application of foreign currency translation accounting rules related to the translation of foreign subsidiary operations to facilitate periodic reporting requirements and the translation of intercompany interest-bearing foreign currency denominated notes; (2) changes to estimates in recording of other assets and accrued liabilities; (3) changes to estimates of future obligations and bonuses to employees; (4) corrections in various prior-year elimination and other consolidating adjustments, including a “push down” of top-level adjustments to the appropriate entity; (5) correction to the accounting for certain derivative transactions; (6) corrections to the Company’s accounting for certain operating leases, including the straight-lining of rent and the treatment of landlord tenant improvement allowances; and (7) corrections and adjustments to reflect the income tax effects for all of the adjustments noted above.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
4. CONCENTRATIONS OF CREDIT RISK
Customers providing 10 percent or more of the Company’s trading segment revenues for the year ended June 30, 2008 are listed below:

	2008
	(in thousands)
	in $’s	as a %

Total Trading Segment revenue	$2,681,031	100.0%

Trading Segment Customer Concentration

Customer A	521,723	19.5%
Customer B	435,643	16.3%

Total	$957,366	35.8%

Customers providing 10 percent or more of the Company’s trading segment receivable, excluding $10,135,000 secured loans, as of June 30, 2008 are listed below:

	2008
	(in thousands)
	in $	as a %

Total Trading segment accounts receivable (Note 5)	$14,364	100.0%

Trading segment Customer Concentration

Customer A	1,798	12.5%
Customer B	1,812	12.6%

Total	$3,610	25.1%

The loss of any of the above customers of the trading segment could have a material adverse effect on the operations of the Company.
For the year ended June 30, 2008, the collectibles segment had no reportable concentrations.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
5. RECEIVABLES
Receivables and secured loans from the Company’s trading segment consist of the following at June 30, 2008:

June 30, 2008
(in thousands)
Customer trade receivable	$3,972
Secured Loans	10,135
Wholesale trade advances	3,540
Due from brokers	6,659

Subtotal	24,306
Less: allowance for doubtful accounts	(30)

Subtotal	24,276
Derivative Asset — Purchase and Sale Commitment (Note 11)	1,598
Derivative Liability — Forward and Futures Contracts (Note 11)	(1,375)

Receivables, Net	$24,499

Customer trade receivables represent short-term, noninterest-bearing amounts due from metal sales and are generally secured by the related metals stored with the Company, a letter of credit issued on behalf of the customer, or other secured interests in assets of the customer.
Secured loans represent short term loans made to customers of CFC. Loans are fully secured by bullion, numismatic and semi-numismatic material, which is held in safekeeping by CFC. The loans carry an average effective interest rate of 9% per annum and mature in periods generally ranging from three months to one year.
Wholesale trade advances represent advances on unrefined materials received from costumers. These advances are limited to a portion of the unrefined materials received. The advances are generally net settled upon delivery of the refined materials to the customer from a third-party refiner.
Due from brokers principally consists of the margin requirements held at brokers related to open futures contracts (see Note 11).
The Company’s derivative asset represents the net fair value of the difference between market value and trade value at trade date for open metals purchase and sales contracts, as adjusted on a daily basis for changes in market values of the underlying metals, until settled (see Note 11).
The Company’s derivative liability represents the net fair value of open metals forwards and futures contracts. The metals forwards and futures contracts are settled at contract settlement date (see Note 11).
Accounts receivable and consignor advances from the Company’s collectibles segment consist of the following at June 30, 2008:

June 30, 2008
(in thousands)
Auction and trade	$7,505
Less: allowance for doubtful accounts	(491)

Accounts receivable from collectibles operations, net	$7,014

The Company frequently extends trade credit in connection with its auction sales. The Company evaluates each customer’s creditworthiness on a case-by-case basis. Generally, the customers that receive trade credit are established collectors and professional dealers that have regularly purchased property at the Company’s auctions or whose reputation within the industry is known and respected by the Company. The Company makes judgments as to

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
the ability to collect outstanding auction and consignor advances receivables and provides allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices. The Company continuously monitors payments from its customers and maintains allowances for doubtful accounts for estimated losses in the period they become probable. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company believes its allowance for doubtful accounts as of June 30, 2008 is adequate. However, actual write-offs could exceed the recorded allowance.
Activity in the allowance for doubtful accounts for the year ended June 30, 2008 is as follows:

For the Year Ended
June 30, 2008
(in thousands)
Beginning Balance	$(509)
Charged to costs and expenses	(66)
Write offs and Other	54

Ending Balance	$(521)

6. INVENTORIES
Inventories as of June 30, 2008 consisted of the following:

June 30, 2008
(in thousands)
Trading segment inventory	$96,401
Less: provision for loss	(104)

Trading, net	$96,297

Collectibles segment inventory	$45,417
Less: provision for loss	(10,764)

Collectibles, net	$34,653

Total inventory, gross	$141,818
Less: provision for loss	(10,868)

Net inventory	130,950
Less: current inventory	(130,653)

Long term inventory	$297

Activity in the allowance for inventory loss reserves is as follows for the year ended June 30 2008:

For the Year Ended
June 30, 2008
(in thousands)
Beginning balance	$(11,204)
Provision for loss	1,900
Foreign currency exchange rate changes	(1,564)

Ending balance	$(10,868)

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
7. PROPERTY AND EQUIPMENT
At June 30, 2008, the Company’s property and equipment was as follows:

June 30, 2008
(in thousands)
Equipment	$3,465
Furniture and fixtures	1,333
Vehicles	304
Software	1,802
Leasehold improvements	1,729

8,633
Less: accumulated depreciation and amortization	(6,866)

Net property and equipment	$1,767

Depreciation and amortization for the year ended June 30, 2008 was approximately $590.000.
As of June 30, 2008, the Company held real estate for sale with a book value of $1,640,000 which is not included in the above presentation of property and equipment. On April 1, 2009, the Company sold that property for proceeds of $2,072,000 and recognized a gain of $482,000.
8. GOODWILL AND OTHER PURCHASED INTANGIBLE ASSETS
Goodwill
The changes in the carrying value of goodwill by operating segment for the year ended June 30, 2008 is as described below. There were no additions to or impairments of goodwill during the year ended June 30, 2008.

	June 30, 2007	Additions and		June 30, 2008
	(in thousands)	Adjustments	Impairments	(in thousands)
Trading	$4,884	$—	$—	$4,884
Collectibles	1,641	—	—	1,641

Total	$6,525	$—	$—	$6,525

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Other Purchased Intangibles
The changes in the carrying value of other purchased intangibles for the year ended June 30, 2008 is as described below:

		For the Year Ended June 30, 2008 (in thousands)
	Estimated
	Useful Lives	Gross Carrying	Accumulated	Net Book
	(Years)	Amount	Amortization	Value
Trademarks	Indefinite	$2,033	$—	$2,033
Customer lists	5 - 15	8,890	(2,854)	6,036
Non-compete and other	4	2,260	(1,656)	604

		$13,183	$(4,510)	8,673

Substantially all of the Company’s intangible assets are subject to amortization. Amortization expense related to the Company’s intangible assets was $1,321,000 for the year ended June 30, 2008.
Estimated amortization expense on an annual basis for the succeeding five years is as follows:

Years Ending June 30:	(in thousands)
2009	$1,195
2010	687
2011	609
2012	539
2013	487
Thereafter	3,123

Total	$6,640

9. INCOME TAXES
The income tax expense (benefit) included the following for the year ended June 30, 2008 (in thousands):

Current:
Federal	$—
State	51
Foreign	1,162

Total current tax expense / (benefit)	1,213

Deferred:
Federal	5
State	63
Foreign	(51)

Total deferred tax expense / (benefit)	17

Income tax expense	$1,230

Income taxes receivable at June 30, 2008 totaled $3,725,000 and was primarily comprised of a Federal 2007 net operating loss carryback and certain overpayments of state taxes.
Loss before income taxes and minority interests for U.S. and foreign-based operations is shown below (in thousands):

Year Ended June 30, 2008
U.S.	$(17,895)
Foreign	5,154

Loss before income taxes and minority interests	$(12,741)

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Deferred income taxes are provided for differences in the basis of assets and liabilities for financial reporting purposes and tax reporting purposes. Deferred tax assets (liabilities) are comprised of the following as of June 30, 2008 (in thousands):

Deferred tax assets:
Inventory	$2,195
Investments	1,512
Stock-based compensation	1,190
Intangible assets	1,411
Property, plant & equipment	205
Accrued compensation	347
Legal settlement	3,400
Net operating loss carryforwards	2,900
Charitable contribution carryforward	3,127
Foreign tax credit carryforwards	2,968
Accrual to cash adjustment	1,135
Other	408

Total deferred tax assets	20,798
Less: valuation allowance	(14,066)

Total deferred tax assets after valuation allowance	6,732

Deferred tax liabilities:
Inventory	1,287
Intangible assets	519
Unrepatriated foreign earnings	851
Withholding tax on foreign earnings	1,170
Unrealized foreign exchange gain	5,308

Total deferred tax liabilities	9,135

Net deferred tax (liabilities)	$(2,403)

The Company’s valuation allowance increased by approximately $7,159,000 during the year ended June 30, 2008. The valuation allowance of approximately $14,066,000 is applied to offset gross deferred tax assets that are not more likely than not to be realized based on future expectations of taxable income, and the future likelihood of utilizing the foreign tax credit carryforward.
As of June 30, 2008, the Company has U.S. federal and State net operating loss carry-forwards of approximately $3,710,000 and $26,958,000, respectively, which expire at various periods beginning with the year ending June 30, 2009 through the year ending June 30, 2028. As of June 30, 2008, the Company has a foreign tax credit carryforward and a charitable contribution carryforward of approximately $2,968,000 and $10,088,000, respectively, that begins to expire during the years ending June 30, 2016 and 2010, respectively.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
A reconciliation of the income tax expense to the amount computed by applying the statutory federal income tax rate (34%) to the loss before income tax expense for the year ended June 30, 2008 is as below (in thousands):

Amount computed at statutory rate	$(4,563)
State income tax, net of federal tax benefit	(1,040)
U.S. vs. foreign tax rate differential	(565)
Non-deductible expenses	55
Tax on unrepatriated foreign earnings	184
Change in valuation allowance	7,159

$1,230

A reconciliation of the total unrecognized tax benefits (UTBs) at the beginning and end of the period is as follows (in thousands):

	UTBs	FIN 48 Payable
Balance as of July 1, 2007	$26,417	$2,071
Increase as a result of tax positions taken during the current period	—	—
Decrease as a result of statute of limitations expirations during the current period	—	—
Increase as a result of additional interest and penalties during the current period	120	120

Balance as of June 30, 2008	$26,537	$2,191

Interest and penalties recognized in the Company’s consolidated statement of operations for the year ended June 30, 2008 are $120,000. Interest and penalties of $362,000 are included in the unrecognized tax benefits of $26,537,000 as of June 30, 2008, which is included in accrued income taxes in the accompanying consolidated balance sheet.
Final determination of a significant portion of the Company’s global unrecognized tax benefits that will be effectively settled remains subject to ongoing examination by various taxing authorities, including the Internal Revenue Service (IRS). The Company is actively pursuing strategies to favorably settle or resolve these liabilities for unrecognized tax benefits. If the Company is successful in mitigating these liabilities, in whole or in part, the impact will be recorded as an adjustment to income tax expense in the period of settlement. The Company is currently under examination by the IRS for the years ended June 30, 2004, 2005 and 2006, and other taxing jurisdictions on certain tax matters, including challenges to certain positions the Company has taken. With few exceptions, either examinations have been completed by tax authorities or the statute of limitations have expired for U.S. federal, state and local income tax returns filed by the Company for the years through 2003. Our Spanish operations are currently under examination as discussed at Note 14. For our remaining foreign operations, either examinations have been completed by tax authorities or the statute of limitations have expired for tax returns filed by the Company for the years through 2002.
10. FINANCING AGREEMENTS
The Company has a borrowing facility (“Credit Facility”) with a group of financial institutions under an inter-creditor agreement, which provides for lines of credit of up to $100,000,000 including a facility for letters of credit up to a maximum of $100,000,000. In fiscal 2009, this facility was reduced to $95,000,000 (unaudited). The Company routinely uses the Credit Facility to purchase metals from its suppliers and for operating cash flow purposes. Amounts under the Credit Facility bear interest based on London Interbank Offered Rate (“LIBOR”) plus a margin. The One Month LIBOR rate was approximately 2.46% as of June 30, 2008. Borrowings are due on demand and totaled $65,747,000 for lines of credit and $4,750,000 for letters of credit at June 30, 2008. Amounts borrowed under the Credit Facility are secured by the Company’s receivables and inventories. The amounts available under the Credit Facility are formula based and totaled $32,000,000 at June 30, 2008. The Credit Facility also limits the ability of A-Mark to pay dividends to SGI. The Credit Facility is cancelable by written notice of the financial institutions.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
The Credit Facility contains certain restrictive financial covenants that require the A-Mark and SGI to maintain a minimum level of tangible net worth, as defined totaling $10,000,000 at June 30, 2008, which has been subsequently increased to $12,500,000. Further, the Company is required to maintain a minimum ratio of tangible net worth to liabilities, among other items. As of June 30, 2008, the Company was in compliance with these financial covenants.
The Company also borrows metals from several of its suppliers under short-term agreements bearing interest at a designated rate. Amounts under these agreements are due at maturity and require repayment either in the form of metals borrowed or cash. The Company amount borrowed is reflected at the market value of borrowed metals, which totaled $18,789,000 at June 30, 2008. Certain of these metals are secured by letters of credit issued under the Company’s Credit Facility, which totaled $4,750,000 at June 30, 2008.
Interest expense related to the Company’s borrowing arrangements totaled $3,617,000 for the year ended June 30, 2008.
11. DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
The Company manages the value of certain specific assets and liabilities of its trading business, including trading inventories (see Note 6), by employing a variety of strategies. These strategies include the management of exposure to changes in the market values of the Company’s trading inventories through the purchase and sale of a variety of derivative products such as metals forwards and futures.
The Company’s trading inventories and purchase and sale transactions consist primarily of precious metal bearing products. The value of these assets and liabilities are linked to the prevailing price of the underlying precious metals. The Company’s precious metals inventories are subject to market value changes, created by changes in the underlying commodity markets. Inventories purchased or borrowed by the Company are subject to price changes. Inventories borrowed are considered natural hedges, since changes in value of the metal held are offset by the obligation to return the metal to the supplier.
Open purchase and sale commitments are subject to changes in value between the date the purchase or sale price is fixed (the trade date) and the date the metal is received or delivered (the settlement date). The Company seeks to minimize the effect of price changes of the underlying commodity through the use of forward and futures contracts.
The Company’s policy is to substantially hedge its inventory position, net of open purchase and sales commitments, that is subject to price risk The Company regularly enters into metals commodity forward and futures contracts with major financial institutions to hedge price changes that would cause changes in the value of its physical metals positions and purchase commitments and sale commitments. The Company has access to all of the precious metals markets, allowing it to place hedges. However, the Company also maintains relationships with major market makers in every major precious metals dealing center.
Due to the nature of the Company’s global hedging strategy, the Company is not using hedge accounting as defined in SFAS No. 133. Gains or losses resulting from the Company’s futures and forward contracts are reported as unrealized gains or losses on commodity contracts with the related unrealized amounts due from or to counterparties reflected as a derivative asset or liability (see Note 6). Gains or losses resulting from the termination of hedge contracts are reported as realized gains or losses on commodity contracts. The net loss on derivative instruments, reflected as an increase in the cost of precious metals sold, in the consolidated statement of operations of $16,275,000 for the year ended June 30, 2008, includes both realized and unrealized amounts.
The Company’s management sets credit and position risk limits. These limits include gross position limits for counterparties engaged in purchase and sales transactions with the Company. They also include collateral limits for different types of purchase and sale transactions that counter parties may engage in from time to time.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
A summary of the market values of the Company’s physical inventory positions, purchase and sale commitments, and its outstanding forwards and futures contracts is as follows at June 30, 2008:

June 30, 2008
(in thousands)

Trading Inventory, net	$96,297
Less unhedgable inventory:
Commemorative coins	(1,358)
Premium on metals position	(719)

Subtotal	94,220
Commitments at market:
Open inventory purchase commitments	105,163
Open inventory sale commitments	(49,900)
Margin sale commitments	(18,714)
Inventory borrowed from suppliers	(18,789)
Advances on industrial metals	385

Inventory subject to price risk	112,365

Inventory subject to derivative financial instruments:
Precious metals forward contracts at market values	30,154
Precious metals futures contracts at market values	82,431

Total market value of derivative financial instruments	112,585

Net inventory subject to price risk	$(220)

At June 30, 2008, the Company had outstanding purchase and sale commitments arising in the normal course of its trading business totaling $105,163,000; purchase commitments related to open forward contracts totaling $30,154,000; and purchase and sale commitments relating to open futures contracts totaling $82,431,000. The Company uses forward contracts and futures contracts to protect its inventories from market exposure.
The contract amounts of these forward and futures contracts and the open purchase and sale orders are not reflected in the accompanying consolidated balance sheet. The difference between the market price of the underlying metal or contract and the trade amount is recorded as part of net (gain) loss on derivative instruments and amounted to net unrealized loss of $1,853,000 for the year ended June 30, 2008, which is reflected as a component of cost of precious metals sold.
12. RELATED PARTY TRANSACTIONS
As part of the A-Mark sale agreement dated July 15, 2005, the former owner was paid $6,000 in consulting fees for the year ended June 30, 2008. Additionally, per the terms of the A-Mark sale agreement, the former owner receives a portion of the income earned on a specific type of transaction. The Trading Segment accrued $292,000 in royalty

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
expense for the year ended June 30, 2008 which represents the total amount due to the former owner as of June 30, 2008. The entire $292,000 is included in accrued liabilities as of June 30, 2008.
13. MINORITY INTERESTS
Minority interest represents Auctentia’s 20% share in the net assets and income of A-Mark and the outside partner’s 50% interest in the net assets and income of the WGBV joint venture.
The Company’s consolidated balance sheet includes the following minority interests as of June 30, 2008:

June 30, 2008
(in thousands)
Autencia 20% interest in Spectrum PMI	$5,820
Winter Games Bullion Ventures, LLC. 50% outside interest	495

Total	$6,315

The Company’s consolidated statement of operations for the year ended June 30, 2008 included the following minority interest components:

For the year Ended
June 30, 2008
(in thousands)
Autencia 20% interest in Spectrum PMI	$628
Winter Games Bullion Ventures, LLC. 50% interest	45

Total	$673

The WGBV joint venture had assets, liabilities, and net equity totaling $1,726,000, $737,000, and $989,000, respectively, at June 30, 2008. Additionally, the venture had revenues and net income of $92,000 and $90,000, respectively, during the year ended June 30, 2008.
14. COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases its facilities and a portion of its equipment under operating leases that expire at various dates through 2013. Some of the operating leases provide for increasing rents over the terms of the leases. Total rent expense under these leases is recognized ratably over the initial renewal period of each lease. The following table presents future lease commitments under non-cancelable operating leases:

Operating
For years Ending June 30:	Leases (in thousands)
2009	$1,297
2010	1,312
2011	1,260
2012	713
2013	432

Total future minimum lease payments	$5,014

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Total rent expense under operating leases in the Company’s operations was approximately $1,112,000 for 2008.
Contractual Obligations
On April 9, 2008, in connection with the WGBC joint venture Agreement, A-Mark entered into a series of agreements with a counter party to purchase a minimum amount of Bullion and Commemorative coins in exchange for certain exclusive distribution rights.
Under the terms of this agreement, A-Mark is required to purchase 90,000 One Ounce Gold Bullion Coins and 750,000 One Ounce Silver Bullion coins at market on the date of purchase. A-Mark is also required to purchase $9,000,000 (Canadian Dollars) in Commemorative Coins based on the annually published price guide. A-Mark is required to meet these commitments over three contractually identified periods between April 9, 2008 and September 30, 2010.
Consulting, Employment and Non-Compete Agreements
The Company has entered into various consulting, employment and non-compete and/or non-solicitation agreements with certain key executive officers and other key employees. The employment agreements provide for minimum salary levels, incentive compensation and severance benefits, among other items.
Executive Severance Commitments
The Company has entered employment agreements with three key executives. Under the terms of these agreements the executives receive one year’s base salary in the event of termination without cause.
Employee Benefit Plans
The Company maintains an employee savings plan for United States employees under the Internal Revenue Code Section 401(k). Employees are eligible to participate in the plan after one complete calendar month of service and become fully vested after five years of service. Employee contributions are discretionary to a maximum of 15% of compensation. For all plan members, the Company contributed 10% of all eligible employees contributions to a maximum annual contribution of seven hundred fifty dollars per employee. The Company’s total contribution was approximately $39,000 for the year ended June 30, 2008.
Restricted Capital of Foreign Subsidiaries
Certain of the Company’s foreign jurisdictions maintain minimum regulatory capital requirements. At June 30, 2008, the Company was legally restricted from distributing $4,524,000, from such subsidiaries as a result of these restrictions.
Legal Proceedings
Ongoing Legal Proceedings Against Certain of the Company’s Former Officers and Directors Relating to the Company’s Transactions with Afinsa
Spanish Criminal Investigation
In May 2006, Spanish judicial authorities shut down the operations of Afinsa and began an investigation related to alleged criminal wrongdoing, including money laundering, fraud, tax evasion and criminal insolvency. The Spanish criminal investigation initially focused on Afinsa and certain of its executives and was later expanded to include several former officers and directors of SGI and CdC, including (most recently) Greg Manning, formerly our Chief Executive Officer, President and First Vice Chairman of our Board of Directors, and Larry Crawford, formerly our Chief Financial Officer. As noted in Note 1, from June 2003 through May 2006, we supplied philatelic material to Afinsa, and we understand that Afinsa used the material in connection with transactions between itself and its clients. According to the Afinsa Report, investors would enter into contracts to purchase specified philatelic material from Afinsa. These investors would deposit funds with Afinsa for a specified period of years, and at the end of an agreed-upon contract term the investors would have the option of receiving either (i) the specified stamps or

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
other philatelic material set forth in the contract, or (ii) the principal sum invested, plus a contractually specified interest rate. In most cases, Afinsa maintained (at the investors’ request) physical possession of the philatelic material until the end of the contract term.
The allegations against Afinsa and the certain named individuals relate to the central claim that Afinsa’s business operations constituted a fraudulent “Ponzi scheme,” whereby funds received from later investors were used to pay interest to earlier investors, and that the stamps that were the subject of the investment contracts were highly overvalued. Spanish authorities have preliminarily alleged that Messrs. Manning and Crawford knew Afinsa’s business, and aided and abetted in its activity by, among other things, causing the Company to supply allegedly overvalued stamps to Afinsa.
Several of our other former officers and directors, including Esteban Perez, formerly the Chairman of our Board of Directors, Carlos de Figueiredo, formerly the First Vice Chairman of our Board of Directors (and the son of one of the founders of Afinsa), and Ramon Egurbide, formerly the head of our European operations, have testified as defendants in these proceedings. Spanish authorities are also seeking the testimony of Messrs. Manning and Crawford as defendants.
The Company understands that, under Spanish law, after the end of the investigative stage, which is expected to last for years, the Spanish Investigative Court will determine whether there are grounds to bring formal charges and to continue to a trial or whether the proceedings should be dismissed.
As the Company understands Spanish law, corporations cannot be charged directly with criminal acts, but face the possibility of secondary civil liability through the actions of their officers. Therefore, if any of these former officers or directors of SGI or CdC is ultimately found guilty, then, under this principle of secondary civil liability, the corporation could be held liable for certain associated penalties. However, neither SGI nor CdC is currently a party to these criminal proceedings, and the effect, if any, on the Company cannot be determined at this time. Accordingly, because there remains an uncertainty as to the ultimate impact on the Company, the Company’s consolidated financial statements do not include an accrual as a result of this contingent liability.
IRS and New York State Tax Audits
In February 2008, the IRS commenced an audit of SGI’s tax returns for fiscal 2004, 2005 and 2006. In March 2008, the New York State Department of Taxation and Finance began an audit of SGI’s tax returns for fiscal 2005, 2006 and 2007.
These audits are ongoing and the outcome cannot be determined at this time. Accordingly, because there remains an uncertainty as to the ultimate impact should there be an adverse outcome as a result of these audits, the Company’s consolidated financial statements do not include an accrual for these contingent liabilities.
Tax Investigation in Spain
On November 17, 2005, the Spanish tax authorities commenced a tax examination of CdC. This examination, which now covers all periods from fiscal 2001 through fiscal 2006, is ongoing and the outcome cannot be determined at this time. Accordingly, because there remains an uncertainty as to the ultimate impact should there be an adverse outcome as a result of this inspection, the Company’s consolidated financial statements do not include an accrual for this contingent liability.
SEC Action
As described in further detail above, on March 23, 2009, the Company announced that it had reached a settlement with the SEC, which resolved charges filed against the Company in connection with the SEC’s investigation into the Company’s historical transactions with Afinsa. Under the terms of the SEC Settlement, which was approved by the U.S. District Court for the Southern District of New York on March 30, 2009, the Company consented, without admitting or denying the allegations made in the SEC’s complaint to a permanent injunction against any future violations of certain provisions of the federal securities laws, including those requiring us to make all filings under the Exchange Act. In addition, the Company has separately agreed to make certain Exchange Act filings with the SEC on or prior to December 31, 2009.
While the Company will endeavor to comply fully with the terms of the SEC Settlement, it is possible that the SEC’s enforcement staff may take issue with the Company’s compliance, despite its efforts. In particular, the Company is not currently in compliance with the requirement that the Company make all necessary filings under the Exchange Act. While the Company continues to work on its delinquent reports for prior periods, and is seeking to become current in its financial reporting obligations as soon as possible, this (or any other) failure by the Company to comply with the SEC Settlement, or any perception that the Company has failed to comply with the Settlement, including by failing to timely make the Exchange Act filings referred to above on or prior to December 31, 2009, could result in further enforcement actions by the SEC, including the imposition of sanctions or fines. In addition, the SEC could commence proceedings to suspend or revoke the registration of the Company’s common stock under Section 12(j) of the Exchange Act. The SEC could also seek to impose a trading halt in the Company’s common stock for up to ten trading days if it believes the public interest and the protection of investors requires it to do so. Should the Company’s common stock be de-registered, brokers, dealers and other market participants would be prohibited from buying or selling, making a market in, or publishing quotations or otherwise effecting transactions with respect to the Company’s common stock. As a result, public trading of the Company’s common stock would cease. This could have an adverse impact on the Company’s business, significantly reduce the liquidity of its common stock and prevent investors from buying or selling the Company’s common stock in the public market.
Also on March 23, 2009, the SEC filed an action in the U.S. District Court for the Southern District of New York against Messrs. Manning and Crawford in connection with its investigation. In the action, the

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
SEC seeks a permanent injunction against future violations of certain provisions of the federal securities laws, and it also seeks disgorgement and civil monetary penalties in an unspecified amount. This action has not been settled.
The Company terminated Mr. Manning’s consulting arrangement with the Company for cause in April 2007, and Mr. Crawford left the Company in June 2006.
Messrs. Manning and Crawford (and certain of the other former officers and directors of the Company who are the subject of the Spanish criminal investigation) are entitled to receive advances from the Company for their legal fees and expenses in connection with the SEC action and the Spanish criminal proceedings. However, in the arbitration described below between the Company and Mr. Manning, the Company intends to assert a counterclaim against Mr. Manning seeking, among other things, a declaration that Mr. Manning, in light of his wrongful conduct in connection with the Company’s transactions with Afinsa (which led to the termination of his consulting contract for cause), is not entitled to indemnification or reimbursement for amounts paid or expenses incurred by him in connection with the SEC action or the Spanish proceedings. The Company has already asserted a counterclaim seeking such a declaration with respect to the shareholder litigation referred to below. The Company will continue to advance Mr. Manning his legal fees and expenses unless and until the Company obtains a court declaration that he is not entitled to the same. If the Company fails to obtain such a declaration, it may be obligated to indemnify and reimburse Mr. Manning for amounts paid or expenses incurred by him in connection with money judgments, penalties or settlements in the SEC action and the Spanish criminal proceedings.
Greg Manning v. Escala Group, Inc.
On or about August 7, 2007, Mr. Manning commenced an arbitration against the Company before the American Arbitration Association. Mr. Manning purports to assert claims for breach of contract and defamation, based on his allegation that the Company wrongfully terminated his consultancy for cause in April 2007. Mr. Manning seeks damages of approximately $34 million, consisting of, among other things, amounts that Mr. Manning claims he is owed under his consulting agreement with the Company, compensation for vacation and “comp” days, and damages allegedly resulting from harm to his name and reputation.
On or about March 28, 2008, the Company filed counterclaims against Mr. Manning for breach of contract, breach of fiduciary duty and unjust enrichment, based on Mr. Manning’s breaches of his contractual and fiduciary obligations in connection with the Company’s transactions with Afinsa. In its counterclaims, the Company seeks damages of at least $20 million, consisting of the costs and expenses that the Company has incurred as a result of Mr. Manning’s wrongful conduct, as well as a percentage of Mr. Manning’s performance bonuses. The Company also seeks a declaration that Mr. Manning is not entitled to advancement of legal expenses or indemnification for amounts paid in connection with the class action and shareholder derivative lawsuits against the Company and Mr. Manning that were settled in December 2008, and intends to seek such a declaration with respect to the SEC action and Spanish criminal proceedings.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Since June 2008, the parties have been engaged in discovery, which is largely complete. On or about April 22, 2009, the Company filed a motion to dismiss one of Mr. Manning’s claims for breach of an “Assignment of Name” agreement pursuant to which the Company was assigned the rights to Mr. Manning’s name for use in connection with the Company’s business. That motion is currently pending before the arbitration panel. The arbitration hearings are scheduled to take place in December 2009.
SGI is unable at this time to predict whether these developments will result in any kind of additional formal proceeding against the Company, or its directors or officers, or any of its assets, and is unable to assess the likelihood of a favorable or unfavorable outcome of any such action, or to estimate the amount of liability in the event of an unfavorable outcome. As such, no amounts have been recorded in the accompanying consolidated financial statements.
Securities Class Action and Shareholder Derivative Lawsuit
In May 2006, the Company and certain of its current and former officers were sued in connection with the Company’s transactions with Afinsa. In the derivative lawsuit, In Re Escala Group, Inc. Derivative Litigation, the plaintiffs generally made claims against the defendants for breach of fiduciary duty, mismanagement, waste of corporate assets and unjust enrichment. In the securities class action, In re Escala Group, Inc. Securities Litigation, the plaintiffs alleged that the defendants participated in a scheme with Afinsa that caused the Company’s reported revenues, gross profit, net income and inventory to be materially overstated, and that the defendants made materially false and misleading statements in the Company’s publicly filed financial reports.
Both of these matters were settled in December 2008. Under the court-approved settlements, all claims asserted in both actions were dismissed with prejudice and without any admission of liability or wrongdoing.
As part of the settlement of the derivative lawsuit, the Company recovered $5.50 million from insurers on behalf of certain of the named defendants in one or both proceedings.  The Company also agreed to adopt (and has since adopted) certain corporate governance policies and procedures relating to revenue recognition, our internal audit function, codes of ethics, and board and committee composition and continuing education, among other things.  The Company also paid all of plaintiffs’ court-approved attorneys’ fees of $925,000, together with approved expenses of $70,000.  The Company’s insurer funded $475,000 of these amounts.
Under the settlement of the securities class action, SGI was required to contribute an aggregate of $6 million in cash and 4 million newly issued shares of its stock (subject to increase under certain circumstances, as more fully described below) to a settlement fund for the benefit of the class members. The Company already has contributed the full $6 million in cash to the fund, a substantial portion of which was funded by insurers.
After taking into account recoveries, the Company’s net cash payment obligations under both settlements was approximately $1.1 million.
As part of its order relating to the securities class action, the court awarded attorneys’ fees to plaintiffs’ counsel of $3.25 million, of which 44.5% was to be paid in common stock of the Company. Accordingly, on January 14, 2009, the Company issued to plaintiffs’ counsel a total of 772,430 shares of the Company’s common stock, based upon a value of $1.87 per share,the date of the issuance of the shares and the calculation of the value of the shares to be issued was determined in accordance with the settlement agreement. Thereafter, in February 2009, SGI repurchased those shares at a purchase price of $1.55 per share. The shares have since been cancelled and returned to the status of authorized but unissued shares. No gain was recognized by the Company as a result of the repurchase.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
The Company still is required to contribute an additional 3,227,570 shares of our common stock to the settlement fund. However, the settlement agreement provides that if at the time of issuing the stock to the members of the settlement class, the average closing price (based on a ten-day trading history) of the Company’s stock is less than $2.00 per share, the Company will issue an additional number of shares for that distribution having an equivalent aggregate value of at least $6,455,000 (representing the product of the remaining 3,227,570 shares to be issued multiplied by $2.00 per share). Under certain circumstances, the Company will have the right to pay cash instead of issuing stock.
In September, 2008, the Company signed the above-referenced settlement agreements, which allowed the Company to quantify and accrue the liability as of June 30, 2008, even though the agreements were subject to certain conditions (which were subsequently satisfied). The court granted preliminary approval to these settlements in December 2008. In conjunction with the settlement agreements, the Company accrued a litigation settlement accrual totaling $14,995,000, comprised of a $8,000,000 in minimum share consideration, and $6,995,000 in cash consideration. The Company has also recorded a litigation receivable from insurers totaling $5,975,000, which was received in full subsequent to year-end. Accordingly, the Company has recorded a net charge of $9,020,000 to its consolidated statement of operations for the year ended June 30, 2008.
15. STOCKHOLDERS’ EQUITY
Stock Option Plan
In 1997, the Company’s board of directors adopted and the Company’s shareholders approved the 1997 Stock Incentive Plan, as amended (the “1997 plan”). Awards under the 1997 plan may be made in the form of (1) incentive stock options, (2) non-qualified stock options, (3) stock appreciation rights, (4) restricted stock, (5) restricted stock units, (6) dividend equivalent rights and (7) other stock-based awards. Awards may be made to such directors, officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries, as the stock option committee of the Company’s board of directors in its discretion selects. As a result of subsequent amendments adopted by the Company’s board of directors and approved by the Company’s shareholders, the aggregate number authorized to be issued under the plan is currently 5,000,000 in the aggregate. The 1997 Plan allows the Company to grant to an individual in any given year options representing an aggregate of 500,000 shares of common stock. The option exercise price is determined by the stock option committee in its sole discretion; provided, however, that generally, the exercise price of an option shall be not be less than the fair market value (as defined) of a share of common stock on the date of grant. Options granted have a maximum ten-year term and, unless otherwise determined by the stock option committee, vest in substantially equal installments over a four-year period. The majority of the options granted through June 30, 2008 have been granted with an exercise price equal to market value on the date of grant There are 4,106,783 options and restricted stock grants still available for issuance under the plan.
Employee Stock Options.   For the year ended June 30, 2008, the Company has recorded $32,000 of expense in the consolidated statement of operations related to the vesting of previously issued employee stock options. The Company made no grants in the year ended June 30, 2008. The remaining compensation expense that will be recorded in the following fiscal year totals $1,000.

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
The following table summarizes the stock option activity for the year ended June 30, 2008:

	2008
				Weighted
				Average
		Weighted		per share
		Average	Intrinsic Value	Grant Date
	Options	Exercise Price	(in thousands)	Fair Value

Outstanding- beginning	921,075	$6.10	$142	$3.12
Granted through stock option plan	—	—	—	—
Exercised	—	—	—	—
Expired	—	—	—	—
Forfeited	(307,750)	6.01	(28)	4.46

Outstanding- end of year	613,325	6.14	$114	4.69

Exercisable- end of year	610,701	6.12	$114	4.67

Following is a summary of the status of stock options outstanding at June 30, 2008:

Options Outstanding					Options Exercisable
			Weighted
			Average	Weighted		Weighted
Exercise Price		Number of	Remaining	Average	Number of	Average
Ranges		Shares	Contractual	Exercise	Shares	Exercise
From	To	Outstanding	Life	Price	Exercisable	Price

$1.00	$5.00	392,250	5.8	$2.29	392,250	$2.29
5.01	10.00	30,450	6.4	8.96	30,450	8.96
10.01	15.00	190,625	6.8	13.61	188,001	13.64

		613,325	6.11	6.14	610,701	6.12

During the year ended June 30, 2008, the Company issued restricted stock grants to certain members of management and key employees. During the year ended June 30, 2008, the Company issued 366,559, restricted shares at a weighted average issuance price of $2.66. Such shares generally vest after 1 year from the date of grant. Total compensation expense recorded for restricted shares for the period ended June 30, 2008 was $418,200. The remaining compensation expense that will be recorded under restricted stock grants in Fiscal 2009 and 2010 totals $260,000 at a weighted average share price of $2.58, and $250,000 at a weighted average of $2.65, respectively.
The following table summarizes the restricted stock grant activity for the year ended June 30, 2008:

		Weighted
		Average share
	Shares	price at grant date
Outstanding as of June 30, 2007	50,000	$2.86
Shares issued	366,559	2.66
Shares exercised	(73,213)	2.88
Shares forfeited	(53,334)	2.85
Shares withheld for employee taxes	(10,120)	2.86

Outstanding at June 30, 2008	279,892	2.64

Vested - end of year	100,000

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
Stock Appreciation Rights. The Company, from time to time, enters into separate share-based payment arrangements with certain key employees and executive officers. The number of shares to be received under these awards ultimately depends on the appreciation in the Company’s common stock over a specified period of time, generally three years. At the end of the stated appreciation period, the number of shares of common stock issued will be equal in value to the appreciation in the shares of the Company’s common stock, as measured from the stocks closing price on the date of grant to the average price in the last month of the third year of vesting. As of June 30, 2008, there were approximately 37,500 stock appreciation rights outstanding with an exercise price of $12.06 per share. At June 30, 2008, there was no intrinsic value associated with these arrangements. The Company recorded the awards as a component of equity using the Black-Scholes valuation model. These awards are amortized on a straight-line basis over the vesting period. For the year ended June 30, 2008, the Company recognized approximately $112,000 of pre-tax compensation expense related to these grants, based on a weighted average risk free rate of 4.06%, a volatility factor of 253% and a weighted average expected life of 7 years. The remaining compensation expense that will be recorded in the following fiscal year totals $118,000.
Certain Anti-Takeover Provisions
The Company’s Certificate of Incorporation and by-laws contain certain anti-takeover provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company without negotiating with its Board of Directors. Such provisions could limit the price that certain investors might be willing to pay in the future for the Company’s securities. Certain of such provisions provide for a Board of Directors with staggered terms, allow the Company to issue preferred stock with rights senior to those of the common stock, or impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions.
16. SEGMENT AND GEOGRAPHIC INFORMATION
The Company’s operations are organized under two business segments — collectibles and trading. In the year ended June 30, 2006, the Company changed its operating segment structure to (1) separately report the results of it’s A-Mark Precious Metals trading business as a result of acquiring such business in the first quarter of the year, and (2) report corporate operating expenses separately as a result of changes in the operating structure of the Company during the year. As a result of forming a segregated corporate office and expense structure, the Company no longer allocates certain corporate level operating expenses to its operating segments.
Segment information for the Company is as follows:

Year Ended June 30,
2008
(in thousands)
Revenue:
Trading	$2,681,031
Collectibles:
Coins	121,753
Stamps	51,066
Others	10,640

Total Collectibles	183,459

Total revenue	$2,864,490

Year Ended June 30,
2008
(in thousands)
Operating income (loss):
Trading	$5,320
Collectibles	3,258
Corporate expenses	(17,969)

Operating loss	$(9,391)

Year Ended June 30,
2008
(in thousands)
Revenue by Geographic Region:
United States	$2,839,520
Asia Pacific	2,427
Europe	22,543

Total revenue	$2,864,490

SPECTRUM GROUP INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
The following tables present the Company’s operations and financial position by operating segment and geographic region:

June 30, 2008
Inventories by segment/geographic region:	(in thousands)
Trading:
United States	$96,297

Collectibles:
United States	29,576
Europe	4,981
Asia	96

Total Collectibles	34,653

Total Inventories	$130,950

June 30, 2008
Total assets by segment/geographic region:	(in thousands)
Trading:
United States	$135,263

Collectibles:
United States	65,114
Europe	28,772
Asia	2,131

Total Collectibles	96,017

Total assets of continuing operations	$231,280

June 30, 2008
Total long term assets by segment/geographic region:	(in thousands)
Trading:
United States	$10,885

Collectibles:
United States	7,056
Europe	915
Asia	154

Total Collectibles	8,125

Total assets of continuing operations	$19,010

17. SUBSEQUENT EVENTS
On April 1, 2009, the Company sold land, a building and leasehold improvements for proceeds of $2,072,000 and recognized a gain of $482,000.
On December 8, 2008, the Company acquired Ponterio and Associates, an auction house specializing in ancient coins and currency. The purchase price was approximately $1 million, and the purchase was accounted for under the purchase method of accounting.
Also during the year ended June 30, 2009, the Company settled the shareholder litigation that had been brought against it and certain current and former directors and officers of the Company in May 2006. See Note 14 above.
Subsequent to June 30, 2008 the Company has granted restricted stock grants totaling 309,544 shares to directors, officers and certain key employees. Such grants vest over a one-year period and had per share market prices of $2.30 to $2.74 at the various dates of grant.

Item 9.01 Financial Statements and Exhibits
Exhibits.

Exhibit 14.1	Code of Ethics for Senior Financial and Other Officers

Exhibit 99.1	Press Release of the Company, dated June 30, 2009

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 30, 2009

SPECTRUM GROUP INTERNATIONAL, INC.

By:/s/ Thor Gjerdrum

Name: Thor Gjerdrum
Title: Executive Vice President and Chief Financial Officer

II-2